                                                                    EXHIBIT 4(d)


                        HAWAIIAN ELECTRIC COMPANY, INC.


                                      AND



                        THE BANK OF NEW YORK, AS TRUSTEE



                                JUNIOR INDENTURE

                           DATED AS OF DECEMBER 1, 1998


                         PROVIDING FOR THE ISSUANCE OF
          JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES IN SERIES
                                   INCLUDING


           7.30% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES,
                                  SERIES 1998

     JUNIOR INDENTURE (this "Indenture" or "Junior Indenture"), dated as of December 1, 1998, by and between Hawaiian Electric Company, Inc., a corporation duly organized and existing under the laws of the State of Hawaii (the "Company"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

     WHEREAS, the Company may from time to time issue, authenticate and deliver securities under this Indenture, in one or more series (the "Debentures").

     WHEREAS, the Company may from time to time create or establish one or more statutory business trusts for the purpose of issuing undivided beneficial interests in the assets thereof (the "Trust Securities") and using the proceeds thereof to acquire any of the Company's Debentures.

     WHEREAS, the Company, as depositor, The Bank of New York, as Property Trustee (the "Property Trustee II"), The Bank of New York, as Delaware Trustee (the "Delaware Trustee II"), and the Administrative Trustees named therein have heretofore duly declared and established HECO Capital Trust II, a Delaware business trust ("Trust II"), by entering into a Trust Agreement dated as of October 7, 1998 (the "Original Trust Agreement") and by executing and filing with the Secretary of State of the State of Delaware a Certificate of Trust on October 15, 1998.

     WHEREAS, the Original Trust Agreement has been amended and restated pursuant to an Amended and Restated Trust Agreement dated as of December 1, 1998 among the Company, as depositor, the Property Trustee II, the Delaware Trustee II, the Administrative Trustees named therein and the holders, from time to time, of undivided beneficial interests in the assets of Trust II (the "Trust II Agreement").

     WHEREAS, the Company has authorized the issuance of its 7.30% Junior Subordinated Deferrable Interest Debentures, Series 1998 (the "Series 1998 Debentures") to be purchased by Trust II with a portion of the proceeds from the issuance and sale of the Trust Securities of Trust II, and the Company has duly authorized the execution and delivery of this Junior Indenture.

     WHEREAS, all things necessary to make the securities issued hereunder, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Junior Indenture a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, have been done.

     NOW THEREFORE, each of the Company and the Trustee, intending to be legally bound hereby, agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as hereinafter defined) of the securities issued hereunder, including the Series 1998 Debentures:


             ARTICLE 1.  DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions.

     "Additional Series 1998 Debentures" means 7.30% Junior Subordinated Deferrable Interest Debentures, Series 1998 of the Company issued under this Indenture in connection with the Debenture Exchange and in an aggregate principal amount equal to the aggregate principal amount of the Subsidiary Debentures then held by Trust II and having the same terms as the Series 1998 Debentures then held by Trust II.

     "Additional Sums" means the additional amounts, as provided in Section 4.06 hereof, as may be necessary in order that the amount of distributions then due and payable by any Trust on its outstanding Trust Securities shall not be reduced as a result of any additional taxes, duties or other governmental charges to which such Trust has become subject.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. When used with respect to any Person, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

     "Board Resolution" means (i) a copy of a resolution certified by the Secretary or the Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee or (ii) a certificate signed by an authorized officer or officers to whom the Board of Directors has delegated its authority, and in each case, delivered to the Trustee.

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

     "Business Day" means any day that is not a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or required by law or executive order to close.

     "Capital Lease Obligation" of a Person means any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with GAAP.

     "Capital Stock" means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) corporate stock.

     "Company" means Hawaiian Electric Company, Inc., a Hawaii corporation, or any successor thereto.

     "Company Order" means a written request or order signed in the name of the Company by an Officer of the Company and delivered to the Trustee.

     "Debenture Exchange" means the issuance of Debentures by the Company in exchange for the Subsidiary Debentures held by Trust II pursuant to Section 2.05(b) of the Trust II Agreement.

     "Debentureholder" or "Holder" means a Person in whose name a Debenture is registered on the Registrar's books.

     "Debentures" shall mean any of the securities of any series issued, authenticated and delivered under this Junior Indenture.

     "Default" means any event which is, or after notice or passage of time, or both, would be, an Event of Default pursuant to Section 6.01 hereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Extension Period", with respect to any series of Debentures, means the period during which the Company may elect to extend the interest payment period on such series of the Debentures pursuant to Section 4.01(b) hereof; provided that no Extension Period shall extend beyond the Stated Maturity Date or the Redemption Date of any Debenture of such series.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public

Accountants and statements and pronouncements of the Financial Accounting Standards Board.

     "HELCO" means Hawaii Electric Light Company, Inc., a corporation duly organized under the laws of the Republic of Hawaii, or any successor thereto.

     "HELCO Indenture" means the Junior Indenture, dated as of December 1, 1998, by and among HELCO, the Company, as guarantor, and The Bank of New York, a New York banking corporation, as trustee thereunder, as amended or supplemented from time to time in accordance with the terms thereof, including the provisions of the TIA that are deemed to be a part thereof.

     "Holder" or "Debentureholder" means a person in whose name a Debenture is registered on the Registrar's books.

     "Indebtedness" means, without duplication, with respect to the Company, whether recourse is to all or a portion of the assets of the Company and whether or not contingent, (i) every obligation of the Company for money borrowed; (ii) every obligation of the Company evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of the Company with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Company; (iv) every obligation of the Company issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) Capital Lease Obligations of the Company; and (vi) every obligation of the type referred to in clauses (i) through (v) above of another Person and all dividends of another Person the payment of which, in either case, the Company has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

     "Indenture" or "Junior Indenture" means this Junior Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

     "Interest Payment Date", when used with respect to the Debentures of any series, means the stated maturity of any installment of interest on the Debentures of that series.

     "Issue Date", with respect to a series of Debentures, means the date on which the Debentures of such series are originally issued.

     "MECO" means Maui Electric Company, Limited, a corporation duly organized under the laws of the Territory of Hawaii, or any successor thereto.

     "MECO Indenture" means the Junior Indenture, dated as of December 1, 1998, by and among MECO, the Company, as guarantor, and The Bank of New York, a New York banking corporation, as trustee thereunder, as amended or supplemented from time to time in accordance with the terms thereof, including the provisions of the TIA that are deemed to be a part thereof.

     "Officer" means, with respect to any corporation, the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of such corporation and, for MECO, includes the Controller.

     "Officer's Certificate" means a written certificate containing the applicable information specified in Sections 11.04 and 11.05 hereof, signed in the name of the Company by any one or more of its Officers, and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion containing the applicable information specified in Sections 11.04 and 11.05 hereof, by legal counsel (who may be counsel to the Company) and is reasonably acceptable to the Trustee.

     "Paying Agent" means any Person authorized by the Company to pay the principal of and premium, if any, and interest on the Debentures of any series on behalf of the Company.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Predecessor Debentures" of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and for purposes of this definition, any Debenture authenticated and delivered under Section 2.09 hereof in exchange for or in lieu of a mutilated, destroyed, lost or stolen Debenture shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Debenture.

     "Property Trustee II" means The Bank of New York and its successors and assigns, as property trustee under the Trust II Agreement.

     "Record Date", with respect to any series of the Debentures, means the Regular Record Date, the Special Record

Date or any date set to determine the Holders of Debentures of such series entitled to vote, consent, make a request or exercise any other right associated with such series of Debentures.

     "Redemption Date", with respect to any Debentures of any series to be redeemed, means the date specified for the redemption thereof in accordance with the terms thereof and pursuant to Article 3 of this Junior Indenture.

     "Redemption Price", with respect to any Debentures of any series to be redeemed, means the price at which such Debenture is to be redeemed in accordance with the terms thereof and pursuant to Article 3 of this Junior Indenture.

     "Regular Record Date", with respect to an interest payment on any Debentures of any series, means the date specified for the determination of Holders entitled to receive payment of interest on the next succeeding Interest Payment Date in accordance with the terms thereof or this Indenture.

     "SEC" or "Commission" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Indebtedness" means, with respect to the Company, the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Indebtedness, whether incurred on or prior to the date of this Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Debentures or to other Indebtedness which is pari passu with, or subordinated to, the Debentures; provided, however, that Senior Indebtedness shall not be deemed to include (i) any Indebtedness of the Company which, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Code, was without recourse to the Company, (ii) any Indebtedness of the Company to any of its subsidiaries, (iii) Indebtedness to any employee of the Company, (iv) any liability for taxes, and (v) indebtedness or monetary obligations to trade creditors or assumed by the Company or any of its subsidiaries in the ordinary course of business in connection with the obtaining of materials or services.

     "Series 1998 Debentures" means any of the Company's 7.30% Junior Subordinated Deferrable Interest Debentures, Series 1998 issued under this Junior Indenture, including, on or after the date of the Debenture Exchange, any Additional Series 1998 Debentures issued in such Debenture Exchange.

     "Special Record Date" for the payment of any Defaulted Interest on the Debentures of any series means the date determined pursuant to Section 2.03(c) hereof.

     "Stated Maturity Date", with respect to any Debenture or any installment of principal thereof, means the date specified for such Debenture as the fixed date on which the principal of such Debenture or such installment is due and payable, as such date may be shortened or extended pursuant to the terms thereof or this Indenture.

     "Subsidiary" means MECO, HELCO and any other corporation, association, partnership, trust or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) the Company,
(ii) the Company and one or more Subsidiaries or (iii) one or more Subsidiaries.

     "Subsidiary Debentures" means, collectively the 7.30% Junior Subordinated Deferrable Interest Debentures, Series 1998 of HELCO issued pursuant to the HELCO Indenture and the 7.30% Junior Subordinated Deferrable Interest Debentures, Series 1998 of MECO issued pursuant to the MECO Indenture.

     "Subsidiary Guarantees" means the Company's full and unconditional guarantees of the obligations of HELCO and MECO as set forth in Article 11 of the HELCO Indenture and the MECO Indenture, respectively.

     "TIA" means the Trust Indenture Act of 1939, as amended and as in effect on the date of this Junior Indenture; provided, however, that if the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

     "Trust" means any statutory business trust created by the Company to issue Trust Securities and to use the proceeds from the sale thereof to purchase Debentures.

     "Trust Common Securities" means common securities of a Trust, representing undivided beneficial interests, excluding the interests represented by Trust Preferred Securities, in the assets of such Trust.

     "Trust Guarantee Agreement" means the Trust II Guarantee Agreement or any other similar guarantee by the Company with respect to any securities of any of its Subsidiaries, provided that the proceeds from the issuance of such securities were used to purchase junior subordinated deferrable interest debentures issued by the Company or any Subsidiary.

     "Trust II" means HECO Capital Trust II, a Delaware statutory business trust created under the Delaware Business Trust Act, Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. (S) 3801, et seq.

     "Trust II Agreement" means the Amended and Restated Trust Agreement, dated as of December 1, 1998, among the Company, as depositor, the Property Trustee II, the Delaware Trustee II, the Administrative Trustees named therein and the holders, from time to time, of undivided beneficial interests in the assets of Trust II, as the same may be amended and modified from time to time.

     "Trust II Common Securities" means the Trust Common Securities of Trust II, representing the undivided beneficial interests, excluding the interests represented by Trust II Preferred Securities, in the assets of Trust II.

     "Trust II Guarantee Agreement" means the Trust Guarantee Agreement dated as of December 1, 1998 from the Company, as guarantor, to The Bank of New York, as Trust Guarantee Trustee, with respect to the Trust II Preferred Securities.

     "Trust II Preferred Securities" means the Trust Preferred Securities of Trust II, representing the undivided preferred beneficial interests in the assets of Trust II, having a liquidation preference of $25 per security and having rights provided therefor in the Trust II Agreement.

     "Trust Officer", when used with respect to the Trustee, means any Vice President, any Assistant Vice President, any trust officer, or assistant trust officer or any other officer of the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

     "Trust Preferred Securities" means preferred securities of a Trust, representing undivided preferred beneficial interests in the assets of such Trust with a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise.

     "Trust Securities" means the undivided beneficial interests in the assets of a Trust.

     "Trustee" means The Bank of New York, solely in its capacity as Trustee under this Junior Indenture unless and until a successor replaces it pursuant to the applicable provisions of this Junior Indenture and, thereafter, shall mean such successor.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

SECTION 1.02.  Other Definitions.

     TERM                                     DEFINED IN SECTION
     ----                                     ------------------
     "Act"....................................  1.05(a)
     "Bankruptcy Law".........................  6.01(c)
     "Custodian"..............................  6.01(c)
     "Defaulted Interest".....................  2.03(c)
     "Depository".............................  2.12(a)
     "Event of Default".......................  6.01(a)
     "Global Debenture".......................  2.12(a)
     "Investment Company Event"...............  3.01(a)
     "Legal Holiday".......................... 11.08
     "Notice of Default"......................  6.01(a)
     "Securities Register"....................  2.05(a)
     "Registrar"............................... 2.05(a)
     "Special Event"........................... 3.01(a)
     "Successor"............................... 5.01(a)
     "Tax Action".............................. 3.01(a)
     "Tax Event"............................... 3.01(a)

SECTION 1.03.  Incorporation by Reference of Trust Indenture Act.

     Whenever this Junior Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Junior Indenture. The following TIA terms used in this Junior Indenture have the following meanings:

          "Junior Indenture securities" means the Debentures.

          "Junior Indenture security holder" means a Debentureholder or Holder.

          "Junior Indenture to be qualified" means this Junior Indenture.

          "Junior Indenture trustee" or "institutional trustee" means the Trustee.

          "Obligor" on the Junior Indenture securities means the Company and any other obligor on the Debentures.

All other TIA terms used in this Junior Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rules have the meanings assigned to them by such definitions.

SECTION 1.04.  Rules of Construction.

     Unless the context otherwise requires:

     (a) Each capitalized term has the meaning assigned to it;

     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (c) "or" is not exclusive;

     (d) "including" means including, without limitation;

     (e) words in the singular include the plural, and words in the plural include the singular; and

     (f) "herein," "hereof" and other words of similar import refer to this Junior Indenture as a whole and not to any particular Article, Section or other subdivision.

SECTION 1.05.  Acts of Holders and Holders of Trust Preferred Securities.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Junior Indenture to be given or taken by Holders or by holders of Trust Preferred Securities may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders or holders of Trust Preferred Securities, as applicable, in person or by an agent duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders or holders of Trust Preferred Securities signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Junior Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

     (c) The ownership of Debentures shall be proved by the Securities Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Debenture shall bind every future Holder of the same Debenture and the Holder of every Debenture issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debenture.

     (e) If the Company solicits from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of its Board of Directors, fix in advance a Record Date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a Record Date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such Record Date, but only Holders of record at the close of business on such Record Date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Debentures have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Debentures shall be computed as of such Record Date.

             ARTICLE 2.  THE DEBENTURES; THE SERIES 1998 DEBENTURES

SECTION 2.01.  Issue of Debentures Generally.

     (a) The aggregate principal amount of any series of Debentures which may be authenticated and delivered under this Junior Indenture is unlimited.

     (b) The Debentures may be issued in one or more series as from time to time shall be authorized by the Board of Directors pursuant to one or more indentures supplemental hereto or Officer's Certificates authorized pursuant to Board Resolutions. The Debentures of each series shall be pari passu with any and all other notes, debentures and other evidences of indebtedness of the Company that shall contain or have applicable thereto subordination provisions substantially identical in effect to the subordination provisions set forth in Section 10.01 hereof providing for such indebtedness being junior and subordinate in right of payment to all Senior Indebtedness.

     (c) The Debentures of each series and the Trustee's Certificate of Authentication shall be substantially in the form attached to this Junior Indenture as Exhibit A or, in the case of any series other than the Series 1998 Debentures, substantially in the forms to be attached as exhibits to an indenture supplemental hereto or an Officer's Certificate authorized pursuant to a Board Resolution creating such series with such inclusions, omissions and variations as to letters, years, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Junior Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which such Debentures may be listed, or to conform to usage.

     (d) Other series of Debentures may differ from the Series 1998 Debentures, and as and between series, in respect of any or all of the following matters:

            (1) designation;

            (2) Stated Maturity Date or Dates, which may be serial, and the Company's option, if any, to shorten or extend the Stated Maturity Date or Dates;

            (3) interest rate or method of determination of the interest rate;

            (4) the basis upon which interest shall be computed if other than a 360-day year composed of twelve 30-day months;

            (5) Interest Payment Dates and Regular Record Dates therefor;

            (6) the maximum duration of the Extension Period;

            (7) Issue Date or Dates and interest accrual provisions;

            (8)  authorized denominations;

            (9) the place or places for the payment of principal (and premium, if any) and interest;

           (10) the aggregate principal amount of Debentures of such series which may be issued;

           (11) the optional and mandatory redemption provisions, if any;

           (12) provisions, if any, for any sinking or analogous fund;

           (13) the currency or currencies in which the principal of and premium, if any, and interest on the Debentures may be paid by the Company;

           (14) if the Debentures of any series will be issued as Global Debentures pursuant to Section 2.12 hereof, the identity of the Depository and any other terms relating thereto to the extent not set forth in Section
     2.12 hereof; and

           (15) any other provisions expressing or referring to the terms and conditions upon which the Debentures of such series are to be issued under this Junior Indenture which are not in conflict with the provisions of this Junior Indenture;

in each case as determined by the Board of Directors and specified in an indenture supplemental hereto or in an Officer's Certificate authorized pursuant to a Board Resolution creating such series.

SECTION 2.02.  Terms and Form of the Series 1998 Debentures.

     (a) The Series 1998 Debentures shall be designated "Hawaiian Electric Company, Inc., 7.30% Junior Subordinated

Deferrable Interest Debentures, Series 1998." The Series 1998 Debentures and the Trustee's Certificate of Authentication shall be substantially in the form of Exhibit A attached hereto. The Series 1998 Debentures shall initially be represented by a single certificate registered in the name of The Bank of New York as Property Trustee II for the benefit of Trust II. The terms and provisions contained in the Series 1998 Debentures shall constitute, and are hereby expressly made, a part of this Junior Indenture. The Company and the Trustee, by their execution and delivery of this Junior Indenture, expressly agree to such terms and provisions and to be bound thereby.

     (b) The Series 1998 Debentures shall be issued at 100% of their principal amount.

     (c) The aggregate principal amount of Series 1998 Debentures outstanding at any time may not exceed $31,546,400, except if the Debenture Exchange has occurred the aggregate principal amount of Series 1998 Debentures outstanding at any time (including the Additional Series 1998 Debentures) may not exceed $51,546,400, except as provided in Section 2.09 hereof. The Series 1998 Debentures shall be authenticated and delivered upon receipt by the Trustee of the items specified in Section 2.04(d) hereof.

     (d) The Stated Maturity Date of the Series 1998 Debentures is December 15, 2028. The Stated Maturity Date for the Series 1998 Debentures may be shortened or extended at any time at the election of the Company for one or more periods, but in no event to a date earlier than December 15, 2003 or to a date later than December 15, 2047; provided that at the time such election is made and at the time of any such shortening or extension (i) an Event of Default described in
Section 6.01(a)(1), 6.01(a)(3) or 6.01(a)(4) hereof has not occurred and is continuing and, unless the Debenture Exchange has occurred, an "Event of Default" described in Section 6.01(a)(1), 6.01(a)(3) or 6.01(a)(4) of each of the MECO Indenture and the HELCO Indenture has not occurred and is continuing,
(ii) Trust II is not delinquent in payment of distributions on the Trust II Preferred Securities for more than one full quarterly distribution period, (iii) no deferred distributions on the Trust II Preferred Securities are accumulated, and (iv) the Trust II Preferred Securities, or, if the Debenture Exchange has occurred, the Series 1998 Debentures, are rated not less than BBB- by Standard & Poor's or Baa3 by Moody's Investors Services, Inc. or the equivalent by any other nationally recognized statistical rating organization.

     (e) The interest rate for the Series 1998 Debentures is 7.30% per annum. The Interest Payment Dates for the 1998 Debentures are March 31, June 30, September 30 and December 31 of each year, commencing March 31, 1999. In the event that any date on which interest is payable on the Series 1998 Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (without any reduction in interest or other payments in respect of such early payment), in each case with the same force and effect as if made on the date such payment was originally payable. The Regular Record Date for each Interest Payment Date for the Series 1998 Debentures shall be the close of business on the Business Day immediately preceding such Interest Payment Date, provided that in the event that the Series 1998 Debentures are issued in definitive form while they are not held by Trust II, the Regular Record Date for each Interest Payment Date for the Series 1998 Debentures shall be the close of business on the date that is 15 days prior to such Interest Payment Date, whether or not such date is a Business Day.

     (f) Each Series 1998 Debenture shall bear interest from its Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for with respect to such Series 1998 Debenture; except that, so long as there is no existing Defaulted Interest or Extension Period on the Series 1998 Debentures, any Series 1998 Debenture authenticated by the Trustee between the Regular Record Date for any Interest Payment Date and such Interest Payment Date shall bear interest from such Interest Payment Date.

     (g) Defaulted Interest on any Series 1998 Debenture shall bear additional interest at the rate per annum of 2% thereof compounded quarterly (to the extent permitted by applicable law).

     (h) Overdue principal of any Series 1998 Debenture shall bear interest at a rate per annum equal to the interest rate per annum payable on such Series 1998 Debenture.

     (i) Interest on any Series 1998 Debenture which has been deferred pursuant to Section 4.01(b) hereof shall bear interest (to the extent that the payment of such interest shall be legally enforceable) at a rate per annum equal to the interest rate per annum payable on such Series 1998 Debenture compounded quarterly from the most recent Interest Payment Date therefor.

     (j) The Series 1998 Debentures shall be redeemable prior to maturity as provided in Section 3.01(a) hereof.

     (k) The Series 1998 Debentures shall be issuable only in registered form without coupons and only in denominations of $25 and any integral multiple thereof.

     (l) The maximum Extension Period for the Series 1998 Debentures shall be 20 consecutive quarters.

     (m) If the Series 1998 Debentures are distributed to the holders of Trust II Preferred Securities upon liquidation of Trust II, the Company shall use its best efforts to list the Series 1998 Debentures on the New York Stock Exchange or on such other stock exchange or other organization, if any, on which the Trust II Preferred Securities are then listed. Upon any such distribution, if the Trust II Preferred Securities are then in the book-entry system, the Series 1998 Debentures will be issued in the form of a Global Debenture, subject to
Section 2.12 hereof.

SECTION 2.03.  Payment of Principal and Interest.

     (a) Unless otherwise specified pursuant to Section 2.01(d) hereof, interest on the Debentures shall be computed on the basis of a 360-day year composed of twelve 30-day months, except that for any period shorter than a full calendar month, interest will be computed on the basis of the actual number of days elapsed in such period.

     (b) Unless otherwise provided with respect to a series of Debentures,

            (1) the principal and Redemption Price of and interest on each Debenture shall be payable in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts;

            (2) the principal and Redemption Price of any Debenture and interest payable on the Stated Maturity Date (if other than an Interest Payment
     Date) or Redemption Date shall be payable upon surrender of such Debenture at the office or agency of any Paying Agent therefor; provided, however, that payments of such principal, Redemption Price or interest in respect of the Series 1998 Debentures to Trust II as the sole holder thereof or in respect of Global Debentures shall be made in immediately available funds to Property Trustee II on behalf of Trust II or to the Depository pursuant to Section 2.12 hereof, as the case may be; and

            (3) interest on any Debenture (other than on the Stated Maturity Date or Redemption Date) shall be paid on each Interest Payment Date therefor to the Holder thereof at the close of business on the Regular Record Date therefor, such interest to be payable at the option of the Company by (i) check mailed to the address of the Person entitled thereto as such address appears on the Securities Register or (ii) by transfer to an account maintained by the person entitled thereto as specified in the Securities Register, provided that proper and timely transfer instructions have been received ten Business Days prior to the Regular Record Date; provided however, that (aa) at the written request of the Holder of at least $10,000,000 aggregate principal amount of Debentures received by the Registrar not later than ten Business Days prior to the Regular Record Date for such Interest Payment Date, such interest accrued on such Debenture will be payable by wire transfer within the continental United States in immediately available funds to the bank account number of such Holder specified in such request and entered on the Securities Register by the Registrar and (bb) payments of such interest made in respect of the Series 1998 Debentures to Trust II as the sole holder thereof or in respect of Global Debentures shall be made in immediately available funds to Property Trustee II on behalf of Trust II or the Depository pursuant to Section 2.12 hereof, as the case may be.

     (c) Except as specified pursuant to Section 2.01 or Section 4.01(b) hereof, interest on any Debenture which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date for such interest. Any interest (as used in this Indenture, the term "interest" shall include quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date, and Additional Sums, as applicable) on any Debenture which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) and (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall, not less than 15 Business Days prior to the date of the proposed payment, notify the Trustee and the Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Debenture and the date of the proposed payment, and at the same time the Company shall deposit with the Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Paying Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. The Special Record Date for the payment of such Defaulted Interest shall be the close of business on the tenth calendar day prior to the date of the proposed payment. The Trustee shall, in the name and at the expense of the Company, cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to the Holders thereof, not less than 7 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been given, such Defaulted Interest shall be paid to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

          (2) The Company may make payment of any Defaulted Interest on the Debentures in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Debentures may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee and the Paying Agent of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Paying Agent.

     (d) Subject to the foregoing provisions of this Section, each Debenture delivered under this Junior Indenture upon registration of transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debenture.

SECTION 2.04.  Execution, Authentication and Delivery.

     (a) The Debentures shall be executed on behalf of the Company by any two of its Chairman, its President, its Financial Vice President or any of its Assistant Treasurers, under its corporate seal imprinted or reproduced thereon. The signature of any such Officer on the Debentures may be manual or facsimile.

     (b) Debentures bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debentures or did not hold such offices at the date of such Debentures.

     (c) No Debenture shall be entitled to any benefit under this Junior Indenture or be valid or obligatory for any purpose unless there appears on such Debenture a Certificate of Authentication duly executed by the Trustee by manual signature of an authorized signatory, and such Certificate of Authentication upon any Debenture shall be conclusive evidence, and the only evidence, that such Debenture has been duly authenticated and made available for delivery hereunder.

     (d) The Trustee shall authenticate and deliver Debentures of a series, for original issue, at one time or from time to time in accordance with the Company Order referred to below, upon receipt by the Trustee of:

          (1) a Board Resolution approving the form or forms and terms of such Debentures;

          (2) a Company Order requesting the authentication and delivery of such Debentures;

          (3) unless previously delivered, this Junior Indenture, and, with respect to each series of Debentures other than the Series 1998 Debentures, an indenture supplemental hereto or an Officer's Certificate authorized pursuant to a Board Resolution setting forth the form of such Debentures and establishing the terms thereof;

          (4) the Debentures of such series, executed on behalf of the Company in accordance with Section 2.04(a) hereof;

          (5) an Officer's Certificate certifying that no Default or Event of Default has occurred and is continuing; and

          (6) an Opinion of Counsel to the effect that:

               (A) the form or forms and the terms of such Debentures have been duly authorized by the Company and have been established in conformity with the provisions of this Junior Indenture; and

               (B) such Debentures, when authenticated and delivered by the Trustee and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will have been duly issued under this Junior Indenture and will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by this Junior Indenture, and enforceable against the Company in accordance with their terms, subject, as to enforcement to laws relating to or affecting generally the enforcement of creditors' rights, including, without limitation, bankruptcy and insolvency laws and to general principles of equity (whether considered in a proceeding in equity or at law); and

               (C) that this Junior Indenture or any supplemental Junior Indenture referred to in clause (3) above has been duly authorized, executed and delivered by the Company and is a valid instrument legally binding upon the Company, enforceable against the Company in accordance with its terms, subject as to enforcement to laws relating to or affecting creditors' rights, including, without limitation, bankruptcy and insolvency laws and to general principles of equity (whether considered in a proceeding in equity or at law); and

               (D) that all consents, approvals and orders of any commission, governmental authority or agency required in connection with the issuance and delivery of such Debentures have been obtained.

     (e) The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent. An authenticating agent may authenticate Debentures whenever the Trustee may do so. Each reference in this Junior Indenture to authentication by the Trustee includes authentication by such agent. The Company shall pay any authenticating agent appointed by the Trustee reasonable compensation for its services. The provisions set forth in
Section 7.02, Section 7.03, Section 7.04 and Section 7.07 hereof shall be applicable to any authenticating agent.

     (f) The Trustee shall have the right to decline to authenticate and deliver any Debentures under this Section 2.04 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

SECTION 2.05.  Registrar and Paying Agent.

     (a) The Company shall maintain or cause to be maintained, within or outside the State of New York, an office or agency where Debentures of any series may be presented for registration of transfer or for exchange ("Registrar") for each place of payment for such series of Debentures, a Paying Agent at whose office such series of Debentures may be presented or surrendered for payment, and an office or agency where notices and demands to or upon the Company in respect of the Debentures and this Junior Indenture may be served. The Registrar shall keep a register (the "Securities Register") of such series of Debentures and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term Registrar includes any additional registrar and the term Paying Agent includes any additional paying agent. The principal corporate trust office of the Trustee in New York, New York, shall initially be the Registrar for the Series 1998 Debentures and agent for service of notice or demands on the Company, and the Trustee shall initially be the Paying Agent for the Series 1998 Debentures.

     (b) The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-Registrar (if not the Company or the Trustee or an affiliate of the Trustee). The agreement shall implement the provisions of this Junior Indenture that relate to such agent. The Company shall give prompt written notice to the Trustee and to the Holders of any change of location of such office or agency. If at any time the Company shall fail to maintain or cause to be maintained any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02 hereof. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or agent for service of notices or demands, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to
Section 7.07 hereof. The Company or any Affiliate of the Company may act as Paying Agent, Registrar or co-Registrar or agent for service of notices and demands.

     (c) The Company may also from time to time designate one or more other offices or agencies where Debentures of any series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.

The Company will give prompt written notice to the Trustee and to the Holders of any such designation or rescission and of any change in location of any such other office or agency.

SECTION 2.06.  Paying Agent to Hold Money in Trust.

     (a) Except as otherwise provided herein, prior to or on each due date of the principal of and premium (if any) and interest on any Debenture, the Company shall deposit with the Paying Agent a sum of money sufficient to pay such principal, premium (if any) and interest so becoming due. The Company shall require each Paying Agent (other than the Trustee or the Company) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of and premium (if any) and interest on the Debentures and shall notify the Trustee of any Default by the Company in making any such payment. At any time during the continuance of any such Default, the Paying Agent shall, upon the request of the Trustee, forthwith pay to the Trustee all money so held in trust and account for any money disbursed by it. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any money disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.

     (b) The Companies may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however, the Companies shall at all times be required to maintain a Paying Agent in each place of payment for any series of Debentures.

     (c) Any monies deposited with the Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of and premium, if any, or interest on any series of Debentures and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall, at the written request of the Company, be repaid to the Company and the Holder of such Debentures shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

SECTION 2.07.  Debentureholder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Debentureholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee on or before the Record Date for each Interest Payment Date and at such other times as the Trustee may request in writing, within five Business Days of such request, a list, in such form as the Trustee may reasonably require of the names and addresses of Debentureholders.

SECTION 2.08.  Transfer and Exchange.

     (a) When Debentures are presented to the Registrar or a co- Registrar with a request to register the transfer or to exchange them for an equal aggregate principal amount of Debentures of the same series of other authorized denominations having the same date of original issuance and Stated Maturity Date and bearing the same interest rate, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transactions are met. To permit registrations of transfer and exchanges, the Company shall execute and the Trustee shall authenticate Debentures, all at the Registrar's request.

     (b) Every Debenture presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by the Holder or his attorney duly authorized in writing.

     (c) The Company shall not require payment of a service charge for any registration of transfer or exchange of Debentures, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the registration of the transfer or exchange of Debentures from the Debentureholder requesting such transfer or exchange (other than any exchange of a temporary Debenture for a definitive Debenture not involving any change in ownership).

     (d) In the event of any redemption, (a) the Company shall not be required to issue any Debenture or to make, and the Registrar need not register, transfers or exchanges of any Debenture for a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Debentures and ending at the close of business on the day of such mailing or (b) the Company shall not be required to make, and the Registrar need not register, transfers or exchanges of any Debenture selected, called or being called for redemption, except, in the case of any Debenture to be redeemed in part, the portion thereof not to be redeemed.

SECTION 2.09.  Replacement Debentures.

     (a) If (i) any mutilated Debenture is surrendered to the Company or the Trustee, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Debenture, and there is delivered to the Company and the Trustee such bond or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Debenture has been acquired by a bona fide purchaser, the Company shall execute in exchange for any such mutilated Debenture or in lieu of any such destroyed, lost or stolen Debenture, a new Debenture of the same series and of like tenor and principal amount, bearing a number not contemporaneously outstanding, and the Trustee shall authenticate and make such new Debenture available for delivery.

     (b) In case any such mutilated, destroyed, lost or stolen Debenture has become or is about to become due and payable, or is about to be redeemed by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Debenture, pay or purchase such Debenture, as the case may be.

     (c) Upon the issuance of any new Debentures under this Section 2.09, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

     (d) Every new Debenture issued pursuant to this Section 2.09 in lieu of any mutilated, destroyed, lost or stolen Debenture shall constitute an original additional contractual obligation of the Company (whether or not the mutilated, destroyed, lost or stolen Debenture shall be at any time enforceable) and shall be entitled to all benefits of this Junior Indenture equally and ratably with any and all other Debentures duly issued hereunder.

     (e) The provisions of this Section 2.09 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures.

SECTION 2.10.  Outstanding Debentures; Determinations of Holders' Action.

     (a) Debentures outstanding at any time are all the Debentures authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those mutilated, destroyed, lost or stolen Debentures referred to in Section 2.09 hereof, those redeemed by the Company pursuant to Article 3 hereof, and those described in this Section 2.10 as not outstanding. A Debenture does not cease to be outstanding because the Company or a Subsidiary or Affiliate thereof holds the Debenture; provided, however, that in determining whether the Holders of the requisite principal amount of Debentures have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Debentures actually known by the Trustee to be owned by the Company or a Subsidiary or Affiliate (other than any Trust so long as any of the Trust Preferred Securities of such Trust are outstanding) shall be disregarded and deemed not to be outstanding.

     (b) Subject to the foregoing, only Debentures outstanding at the time of such determination shall be considered in any such determination (including determinations pursuant to Articles 3, 6 and 9).

     (c) If a Debenture is replaced pursuant to Section 2.09 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Debenture is held by a bona fide purchaser.

     (d) If the Paying Agent (other than the Company) holds, in accordance with this Junior Indenture, at the Stated Maturity Date or on a Redemption Date, money sufficient to pay the Debentures payable on that date, then immediately on the Stated Maturity Date or such Redemption Date, as the case may be, such Debentures shall cease to be outstanding, and interest, if any, on such Debentures shall cease to accrue.

SECTION 2.11.  Temporary Debentures.

     (a) The Company may execute temporary Debentures, and upon the Company's Order, the Trustee shall authenticate and make such temporary Debentures available for delivery. Temporary Debentures shall be printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, in the same series and principal amount and of like tenor as the definitive Debentures in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers of the Company executing such Debentures may determine, as conclusively evidenced by their execution of such Debentures.

     (b) After the preparation of definitive Debentures, the temporary Debentures shall be exchangeable for definitive Debentures of the same series upon surrender of the temporary Debentures at the office or agency of the Company designated for such purpose pursuant to Section 2.05 hereof, without charge to the Holders thereof. Upon surrender for cancellation of any one or more temporary Debentures, the Company shall execute a like principal amount of definitive Debentures of the same series of authorized denominations, and the Trustee, upon receipt of a Company Order, shall authenticate and make such Debentures available for delivery in exchange therefor. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits under this Junior Indenture as definitive Debentures.

SECTION 2.12.  Book-Entry System.

     (a) In order to utilize a book-entry-only system for all or any portion of the Debentures of any series, all or a portion of the Debentures of any series may be issued in the form of one or more fully registered Debentures of the same series for the aggregate principal amount of such Debentures of each Issue Date, interest rate and Stated Maturity Date (a "Global Debenture"), which Global Debenture shall be registered in the name of a depository (the "Depository") selected by the Company or in the name of such Depository's nominee. Each Global Debenture shall be delivered by the Trustee to the Depository or pursuant to the Depository's instruction and shall bear a legend substantially to the following effect: "Except as otherwise provided in Section 2.12 of the Junior Indenture, this Debenture may be transferred, in whole but not in part, only to another nominee of the Depository or to a successor Depository or to a nominee of such successor Depository."

     (b) Notwithstanding any other provision of this Section 2.12 or of Section
2.08 hereof, a Global Debenture may be transferred in whole but not in part and in the manner provided in Section 2.08 hereof only to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by the Depository or any nominee to a successor Depository or any nominee of such successor.

     (c) So long as the Depository for a Global Debenture, or its nominee, is the registered owner of such Global Debenture, such Depository or such nominee, as the case may be, shall be considered the sole owner or Holder of the Debenture represented by such Global Debenture for all purposes under this Indenture. Except as provided below, owners of beneficial interests in a Global Debenture shall not be entitled to have any of the individual Debentures of the series represented by such Global Debenture registered in their names, shall not receive or be entitled to receive physical delivery of any such Debenture in definitive form and shall not be considered the owners or Holders thereof under this Indenture.

     (d) Payments of principal of and premium, if any, and interest on individual Debentures represented by a Global Debenture registered in the name of a Depository or its nominee shall be made to the Depository or its nominee, as the case may be, as the registered owner of the Global Debenture representing such Debentures. None of the Company, the Trustee, any Paying Agent or the Registrar for such Debenture shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Debenture representing such Debenture or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     (e) If (i) at any time the Depository for Global Debentures of any series of Debentures notifies the Company that it is unwilling or unable to continue as Depository for such Global Debentures and no successor depository shall have been appointed within 90 days after the Company receives such notice, or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act or other applicable statute or regulation at a time when the Depository is required to be so registered to act as such depository, (ii) the Company determines in its sole discretion, that the Debentures of any series shall no longer be represented by one or more Global Debentures and delivers to the Trustee an Officer's Certificate evidencing such determination, or (iii) an Event of Default with respect to such Global Debenture occurs and is continuing, then the provisions of this Section 2.12 shall no longer apply to the Debentures of such series. In such event, the Company will execute and the Trustee, upon receipt of an Officer's Certificate evidencing such determination by the Company, will authenticate and deliver Debentures of such series and of like tenor in definitive registered form, in authorized denominations, and in aggregate principal amount equal to the principal amount of the Global Debentures of such series in exchange for such Global Debentures. Upon the exchange of Global Debentures for such Debentures in definitive registered form without coupons, in authorized denominations, the Global Debentures shall be cancelled by the Trustee. Such Debentures in definitive registered form issued in exchange for Global Debentures pursuant to this Section 2.12 shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Debentures to the Persons in whose names such Debentures are so registered.

     (f) Members of or participants in the Depository shall have no rights under this Junior Indenture with respect to any

Global Debenture held on their behalf by the Depository, and such Depository or its nominee, as the case may be, may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the Holder of such Global Debentures for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its members or participants, the operation of customary practices governing exercise of the rights of a Holder of any Debenture, including without limitation the granting of proxies or other authorization of participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Junior Indenture.

SECTION 2.13.  Cancellation.

     All Debentures surrendered for payment, redemption by the Company pursuant to Article 3 hereof or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Debentures previously authenticated and made available for delivery hereunder which the Company may have acquired in any manner whatsoever, and all Debentures so delivered shall be promptly canceled by the Trustee. The Company may not reissue or issue new Debentures to replace Debentures it has paid or delivered to the Trustee for cancellation. No Debentures shall be authenticated in lieu of or in exchange for any Debentures canceled as provided in this Section 2.13, except as expressly permitted by this Junior Indenture. All canceled Debentures held by the Trustee shall be returned by the Trustee to the Company.

SECTION 2.14.  CUSIP Numbers.

     The Company in issuing any series of Debentures may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on such series of Debentures or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on such series of Debentures, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

                             ARTICLE 3.  REDEMPTION

SECTION 3.01.  Redemption; Notice to Trustee.

     (a) At the option of the Company, the Series 1998 Debentures shall be redeemable prior to maturity (i) at any time on or after December 15, 2003, in whole or in part, and (ii) if a Special Event shall occur and be continuing, in whole (but not in part), in each case at 100% of the principal amount thereof plus accrued and unpaid interest to the Redemption Date. The Series 1998 Debentures shall not be subject to any sinking fund. Series 1998 Debentures in denominations larger than $25 may be redeemed in part but only in integral multiples of $25. A "Special Event" shall mean either a "Tax Event" or an "Investment Company Event." A "Tax Event" shall mean that the Company or Trust II shall have received an opinion of counsel (which may be regular counsel to the Company or an Affiliate, but not an employee thereof and which must be acceptable to Property Trustee II), rendered by a law firm having a recognized federal and state tax and securities practice, to the effect that, as a result of a Tax Action there is more than an insubstantial risk that (i) Trust II is, or will be within 90 days of the date of said opinion, subject to United States federal income tax with respect to income received or accrued on the Series 1998 Debentures, (ii) interest payable by the Company to Trust II on the Series 1998 Debentures or by MECO or HELCO to Trust II on its Subsidiary Debentures is not, or within 90 days of the date of said opinion will not be, deductible by such company, in whole or in part, for United States federal income tax purposes or
(iii) Trust II is, or will be within 90 days of the date of said opinion, subject to more than a de minimis amount of other taxes, duties, or other governmental charges. A "Tax Action" includes (i) any amendment to or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States, or of any State or the District of Columbia, or of any political subdivision or taxing authority thereof or therein, (ii) any administrative pronouncement or action that represents an official position (including a clarification of an official position) of the governmental authority or regulatory body making such administrative pronouncement or taking such action or (iii) any judicial decision interpreting, clarifying or applying such laws or regulation, in each such case that occurs or becomes effective on or after the date of original issuance of the Trust II Preferred Securities. An "Investment Company Event" shall mean the receipt by the Company or Trust II of an opinion of counsel, rendered by a law firm having a recognized federal securities practice, to the effect that, as a result of the occurrence of a change in law or regulation or a change (including a prospective change) in interpretation of application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that Trust II is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Trust II Preferred Securities.

application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that Trust II is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Trust I Preferred Securities.

     (b) The redemption terms for any additional series of Debentures shall be as specified in an indenture supplemental hereto or in an Officer's Certificate authorized by a Board Resolution creating such series of Debentures.

     (c) If any or all of the Debentures are to be redeemed pursuant to Section 3.01(a) or 3.01(b) hereof, the Company shall deliver to the Trustee at least 45 days prior to the Redemption Date a Company Order specifying the series and principal amount of Debentures to be redeemed and the Redemption Date and Redemption Price for such Debentures. Such Company Order shall be accompanied by a Board Resolution authorizing such redemption. If the Debentures of a series are held by a Trust, the Company shall also deliver a copy of such Company Order to the Property Trustee for such Trust.

SECTION 3.02.  Selection of Debentures to be Redeemed.

     If less than all the outstanding Debentures of a series are to be redeemed at any time, the Trustee shall select the Debentures of such series to be redeemed by lot or by any other method the Trustee considers fair and appropriate. The Trustee shall make the selection at least 30 but not more than 60 days before the Redemption Date from outstanding Debentures of such series not previously called for redemption. Provisions of this Junior Indenture that apply to Debentures called for redemption also apply to portions of Debentures called for redemption. The Trustee shall notify the Company promptly of the Debentures or portions of Debentures to be redeemed.

SECTION 3.03.  Notice of Redemption.

     (a) At least 30 days but not more than 60 days before the Redemption Date, the Trustee, in the Company's name and at the Company's expense, shall mail or cause to be mailed a notice of redemption by first-class mail, postage prepaid, to each Holder of Debentures to be redeemed at such Holder's last address as it appears in the Securities Register.

     (b) The notice of redemption shall identify the Debentures to be redeemed, the provision of the Debentures or this Junior Indenture pursuant to which the Debentures called for redemption are being redeemed and shall state:

          (1)  the Redemption Date;

          (2)  the Redemption Price;

          (3) the name and address of the Paying Agent;

          (4) that payment of the Redemption Price of Debentures called for redemption will be made only upon surrender of such Debentures to the Paying Agent;

          (5) if fewer than all the outstanding Debentures of any series are to be redeemed, the identification and principal amounts of the particular Debentures to be redeemed and that, on and after the Redemption Date, upon surrender of such Debentures, a new Debenture or Debentures of the same series and of like tenor and in a principal amount equal to the unredeemed portion thereof will be issued; and

          (6) that, unless the Company defaults in paying the Redemption Price of the Debentures called for redemption, plus accrued interest thereon to the Redemption Date, interest will cease to accrue on such Debentures on and after the Redemption Date.

     (c) Any notice of redemption given in the manner provided herein shall be conclusively presumed to have been given, whether or not such notice is actually received. Failure to mail any notice or defect in the mailed notice or the mailing thereof in respect of any Debenture shall not affect the validity of the redemption of any other Debenture.

SECTION 3.04.  Effect of Notice of Redemption.

     After notice of redemption has been given, Debentures called for redemption shall become due and payable on the Redemption Date and at the Redemption Price and from and after the Redemption Date (unless the Company shall default in the payment of the Redemption Price and accrued interest, in which event interest shall accrue at the same rate until the Redemption Price is paid in full), such Debentures shall cease to bear interest. Upon the later of the Redemption Date and the date such Debentures are surrendered to the Paying Agent, such Debentures shall be paid at the Redemption Price, plus accrued interest to the Redemption Date, provided that installments of interest on Debentures with an Interest Payment Date which is on or prior to the Redemption Date shall be payable to the Holders of such Debentures, or one or more Predecessor Debentures, registered as such at the close of business on the Regular Record Dates therefor according to their terms and provisions.

SECTION 3.05.  Deposit of Redemption Price.

     On or prior to the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate is the Paying Agent, shall segregate and hold in trust or cause such Affiliate to segregate and hold in trust) money sufficient to pay the Redemption Price of, and accrued interest on, all Debentures to be redeemed on that Redemption Date. The Paying Agent shall return to the Company any money in excess of the amount sufficient to pay the Redemption Price of, and accrued interest on, all Debentures to be redeemed.

SECTION 3.06.  Debentures Redeemed in Part.

     Upon surrender of a Debenture that is redeemed in part, the Trustee shall authenticate for the Holder a new Debenture of the same series and in a principal amount equal to the unredeemed portion of such Debenture.


                             ARTICLE 4.  COVENANTS

SECTION 4.01.  Payment of Debentures.

     (a) The Company shall pay the principal of and premium, if any, and interest (including interest accruing during an Extension Period and/or on or after the filing of a petition in bankruptcy or reorganization relating to the Company, whether or not a claim for post-filing interest is allowed in such proceeding) on the Debentures on or prior to the dates and in the manner provided in such Debentures or pursuant to this Junior Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the applicable due date if on such date the Trustee or the Paying Agent holds, in accordance with this Junior Indenture, money sufficient to pay all of such installment then due. With respect to any Debenture, the Company shall pay interest on overdue principal and interest on overdue installments of interest (including interest accruing during an Extension Period and/or on or after the filing of a petition in bankruptcy or reorganization relating to the Company, whether or not a claim for post-filing interest is allowed in such proceeding), to the extent lawful, at the rate per annum borne by such Debenture, compounded quarterly. Interest on overdue interest shall accrue from the date such amounts become overdue.

     (b) Notwithstanding the provisions of Section 4.01(a) hereof or any other provision herein to the contrary, the

Company shall have the right in its sole and absolute discretion at any time and from time to time while the Debentures of any series are outstanding, so long as no Event of Default with respect to such series of Debentures has occurred and is continuing, to defer payments of interest by extending the interest payment period for such series of Debentures for the Extension Period specified pursuant to Section 2.01 hereof for such series of Debentures, provided that such Extension Period shall not extend beyond the Stated Maturity Date or Redemption Date of any Debenture of such series, and provided further that at the end of each Extension Period the Company shall pay all amounts then due on any Interest Payment Date, including interest then accrued and unpaid (together with interest thereon to the extent permitted by applicable law at the rate per annum provided for such interest for such series of Debentures). Prior to the termination of an Extension Period, the Company may shorten or may further extend the interest payment period for such series of Debentures, provided that any such further extension of the Extension Period, together with all previous extensions thereof, may not exceed the maximum duration of the Extension Period for such series of Debentures specified pursuant to Section 2.01 hereof or extend beyond the Stated Maturity Date or Redemption Date of any Debenture of such series. The Company shall give the Trustee notice of the Company's election to begin an Extension Period for any series of Debentures and any shortening or extension thereof at least one Business Day prior to the date the notice of the record or payment date of the related distribution on the Trust Preferred Securities issued by any Trust which is the Holder of the Debentures of such series or the date payment of interest on such Debentures is required to be given to any national securities exchange on which such Trust Preferred Securities or Debentures are then listed or other applicable self-regulatory organization, but in any event not less than two Business Days prior to the Record Date fixed by the Company for the payment of such interest. The Company shall give or cause the Trustee to give notice (a form of which shall be provided by the Company to the Trustee) of the Company's election to begin an Extension Period to the Holders by first-class mail, postage prepaid. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period subject to the requirements set forth herein.

SECTION 4.02.  Prohibition on Distributions, Etc.

     The Company shall not, either directly or indirectly through a Subsidiary,
(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its Capital Stock,

(ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of its debt securities (including other Debentures) that rank pari passu with or junior in interest to any series of Debentures, or
(iii) make any guarantee payments with respect to any guarantee issued by the Company if such guarantee ranks pari passu with or junior in interest to such series of Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of its common stock and exchanges or conversions of common stock of one class for common stock of another class, (b) payments by the Company under any Trust Guarantee Agreement and the Subsidiary Guarantees, and (c) purchases by the Company of its common stock required to prevent the loss or secure the renewal or reinstatement of any government license or franchise held by the Company or any of the Subsidiaries) if at such time (i) there shall have occurred any event of which the Company has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute an Event of Default with respect to such series of Debentures and (b) in respect of which the Company shall not have taken reasonable steps to cure in accordance with this Junior Indenture, (ii) the Company shall be in default with respect to its payment of any obligations under any Trust Guarantee Agreement or (iii) the Company shall have given notice of its election of an Extension Period for such Debentures or MECO or HELCO shall have given notice of its election of an "Extension Period" with respect to its respective Subsidiary Debentures pursuant to the MECO Indenture or the HELCO Indenture, respectively, and, in each case, shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

SECTION 4.03.  SEC Reports.

     (a) The Company shall file with the Trustee, within 15 days after it files them with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Trustee such information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which are specified in Sections 13 or 15(d) of the Exchange Act. The Company shall also comply with the provisions of Section 314(a) of the TIA.

     (b) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the

Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

SECTION 4.04.  Compliance Certificates.

     (a) The Company shall deliver to the Trustee, within 90 days after the end of each of the Company's fiscal years, commencing with the Company's fiscal year ending December 31, 1998, an Officer's Certificate stating whether or not the signer knows of any Default or Event of Default. Such certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Company as to his or her knowledge of the Company's compliance with all conditions and covenants under this Junior Indenture. For purposes of this Section 4.04(a), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Junior Indenture. If such Officer does know of such a Default or Event of Default, the Officer's Certificate shall describe any such Default or Event of Default, and its status. Such Officer's Certificate need not comply with Sections 11.04 and 11.05 hereof.

     (b) The Company shall deliver to the Trustee any information reasonably requested by the Trustee in connection with the compliance by the Trustee or the Company with the TIA.

     (c) The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officer's Certificate setting forth the details of such Event of Default or default and the action that the Company proposes to take with respect thereto.

SECTION 4.05.  Further Instruments and Acts.

     Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Junior Indenture.

SECTION 4.06.  Additional Sums.

     If and so long as a Trust is the Holder of all Debentures of a particular series, the Company shall pay to such Trust such Additional Sums on the Debentures of such series in proportion to the amount of assets of such Trust made up by the Debentures of such series.

SECTION 4.07.  Payment of Expenses of Trust.

     If and so long as a Trust is the Holder of all Debentures of a particular series, the Company covenants for the benefit of the Holders of such Debentures to pay all of the obligations, costs and expenses of such Trust in accordance with the terms of the trust agreement for said Trust and to pay the taxes of said Trust (if any) in accordance with the terms of said trust agreement in order to permit said Trust to make distributions on and redemptions of the applicable Trust Preferred Securities in accordance with the terms of said trust agreement.

SECTION 4.08.  Ownership of Trust Common Securities.

     If and so long as a Trust is the Holder of all Debentures of a particular series, the Company shall (i) maintain, directly or indirectly, 100% ownership of said Trust's Trust Common Securities, provided that certain successors to the Company which are permitted as provided below may succeed to the Company's ownership of said Trust Common Securities, (ii) not voluntarily dissolve, wind-up or liquidate said Trust, except (a) in connection with a distribution of said Debentures to the holders of said Trust's Trust Preferred Securities in liquidation of said Trust or (b) in connection with certain mergers, consolidations or amalgamations as permitted by said Trust's trust agreement, and (iii) use its reasonable efforts, consistent with the terms and provisions of said trust agreement, to cause said Trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.


                       ARTICLE 5.  SUCCESSOR CORPORATION

SECTION 5.01.  When the Company May Merge, Etc.

     (a) The Company may not consolidate with or merge with or into, or sell, convey, transfer or lease its properties and assets as an entirety or substantially as an entirety (either in one transaction or a series of transactions) to any Person and no Person shall consolidate or merge with or into the Company, or sell, convey, transfer or lease its properties and assets as an entirety or substantially as an entirety (either in one transaction or a series of transactions) to the Company unless:

          (1) the Person formed by or surviving such consolidation or merger or to which such sale, conveyance, transfer or lease shall have been made (the "Successor") if other than the Company, (a) is organized under the laws of the United States of America or any State thereof or the District of Columbia, and (b) shall expressly assume by a supplemental Junior Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Debentures and this Junior Indenture;

          (2) immediately prior to and after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Person or any Subsidiary as a result of such transaction as having been incurred by such Person or such Subsidiary at the time of such transaction), no Default or Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;

          (3) such transaction is permitted under each applicable Trust Guarantee Agreement and does not give rise to a breach or violation of any such Trust Guarantee Agreement; and

          (4) the Company delivers to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and such supplemental Junior Indenture complies with this Junior Indenture.

     (b) The Successor will be the successor to the Company, and will be substituted for, and may exercise every right and power and become the obligor on the Debentures, with the same effect as if the Successor had been named as the Company herein but, in the case of a sale, conveyance, transfer or lease of all or substantially all of the assets of the Company, the predecessor Company will not be released from its obligation to pay the principal of and premium, if any, and interest on the Debentures.


                       ARTICLE 6.  DEFAULTS AND REMEDIES

SECTION 6.01.  Events of Default.

     (a) An "Event of Default" occurs with respect to the Debentures of any series if one of the following shall have occurred and be continuing:

          (1) The Company defaults in the payment, when due and payable, of (a) interest on any Debenture of that series and the default continues for a period of 30 days; provided, that during an Extension Period for the Debentures of that series, failure to pay interest on the Debentures of that series shall not constitute a Default or Event of Default hereunder, or (b) the principal of or premium, if any, on any Debentures of that series when the same becomes due and payable on the Stated Maturity Date thereof, upon acceleration, on any Redemption Date, or otherwise;

          (2) The Company defaults in the performance of or fails to comply with, in a material respect, any of its other covenants or agreements in the Debentures of that series or this Junior Indenture or in any indenture supplemental hereto or Officer's Certificate authorized by a Board Resolution under which the Debentures of that series may have been issued (other than a covenant or agreement which has been expressly included in this Indenture solely for the benefit of one or more series of Debentures other than such series) and such failure continues for 90 days after receipt by the Company of a written "Notice of Default", provided that such 90-day period shall be automatically extended if corrective action is initiated by the Company within such period and is being diligently pursued;

          (3) The Company, pursuant to or within the meaning of any Bankruptcy
     Law:

               (A) commences a voluntary case or proceeding;

               (B) consents to the entry of an order for relief against it in an involuntary case or proceeding;

               (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, and such Custodian is not discharged within 60 days;

               (D) makes a general assignment for the benefit of its creditors;
          or

               (E) admits in writing its inability to pay its debts generally as they become due; or

          (4) A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company in an involuntary case or proceeding;

               (B) appoints a Custodian of the Company for all or substantially all of its properties;

               (C) orders the liquidation of the Company; and

               (D) in each case the order or decree remains unstayed and in effect for 60 days.

     (b) The foregoing will constitute an Event of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     (c) The term "Bankruptcy Law" means Title 11 of the United States Code, or any similar federal or state law for the relief of debtors. "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator, custodian or similar official under any Bankruptcy Law.

     (d) A Default under clause (2) above is not an Event of Default until (i) the Trustee provides a written "Notice of Default" to the Company or the Holders of at least 25% in aggregate principal amount of the Debentures of that series at the time outstanding or, if that series of Debentures is held by a Trust, the holders of at least 25% in aggregate liquidation preference of the outstanding Trust Preferred Securities of that Trust, provide a written "Notice of Default" to the Company and the Trustee and (ii) the Company does not cure such Default within the time specified in clause (2) above (including any automatic extensions thereof) after receipt of such notice. Any such notice must be in writing, specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

SECTION 6.02.  Acceleration.

     (a) If any Event of Default with respect to the Debentures of any series other than an Event of Default under clause (3) or (4) of Section 6.01 hereof occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Debentures of that series then outstanding may declare the principal of all the Debentures of that series due and payable, provided that in the case of a series of Debentures then held by a Trust, if upon an Event of Default with respect to the Debentures of that series the Trustee has, or the Holders of at least 25% in aggregate principal amount of the Debentures of that series have, failed to declare the principal of the Debentures of that series to be immediately due and payable, the holders of at least 25% in aggregate liquidation preference of the outstanding Trust Preferred Securities of that Trust shall have such right by a notice in writing to the Company and the Trustee. If an Event of Default specified in clause (3) or (4) of Section 6.01 hereof occurs, the principal of and interest on all the Debentures shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Debentureholders. Upon such an acceleration, such principal, together with all interest accrued thereon, shall be due and payable immediately.

     (b) The Holders of at least a majority in aggregate principal amount of the Debentures of that series at the time outstanding, in each case, by notice to the Trustee, may rescind and annul such an acceleration and waive its consequences if the rescission, annulment and waiver would not conflict with any judgment or decree and if all existing Events of Default with respect to such series of Debentures have been cured or waived, except nonpayment of principal that has become due solely because of acceleration, and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Trustee; provided that if the principal of a series of Debentures has been declared due and payable by the holders of the Trust Preferred Securities of a Trust, no rescission of acceleration will be effective unless consented to by the holders of at least a majority in aggregate liquidation preference of the Trust Preferred Securities of that Trust and further provided that should the Holders of such Debentures fail to rescind or annul such declaration and waive such default, the holders of a majority in aggregate liquidation preference of the Trust Preferred Securities of a Trust that holds such Debentures may make such rescission, annulment and waiver. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.  Other Remedies.

     (a) If an Event of Default occurs and is continuing, the Trustee may, in its own name or as trustee of an express trust, institute, pursue and prosecute any proceeding, including, without limitation, any action at law or suit in equity or other judicial or administrative proceeding to collect the payment of principal of or premium, if any, or interest on the Debentures of the series that is in default, to enforce the performance of any provision of the Debentures of that series or this Junior Indenture or to obtain any other available remedy.

     (b) The Trustee may maintain a proceeding even if it does not possess any of the Debentures or does not produce any of the Debentures in the proceeding.
A delay or omission by the Trustee, any Debentureholder or the holders of Trust Preferred Securities in exercising any right or remedy accruing upon an Event of Default shall not impair such right or remedy or constitute a waiver of, or acquiescence in, such Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04.  Waiver of Past Defaults.

     If a Default or Event of Default with respect to a series of Debentures has occurred and is continuing, the Holders of at least a majority in aggregate principal amount of the Debentures of that series at the time outstanding, or, if that series of Debentures is held by a Trust, the holders of at least a majority in aggregate liquidation preference of the Trust Preferred Securities of that Trust, in each case by notice to the Trustee and the Company, may waive an existing Default or Event of Default and its consequences except a Default or Event of Default in the payment of the principal of or premium, if any, or interest on any Debenture of that series (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Trustee) or a default in respect of a covenant or provisions which under this Indenture cannot be modified or amended without the consent of the Holder of each of such outstanding Debentures. When a Default or Event of Default is waived, it is deemed cured and shall cease to exist, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

SECTION 6.05.  Control by Majority.

     The Holders of a majority in aggregate principal amount of the Debentures of each series affected (with each such series voting as a class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. If the Debentures of such series are held by a Trust and the Trustee and the trustee of such Trust have failed to so direct or to so exercise for 60 days, the holders of at least 25% in aggregate liquidation preference of the outstanding Trust Preferred Securities of that Trust may institute proceedings to so direct or so exercise. However, the Trustee may refuse to follow any direction that conflicts with law or this Junior Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Debentureholders or may involve the Trustee in personal liability. The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, including withholding notice to the Holders of the Debentures of such series of continuing default (except in the payment of the principal of (other than any mandatory sinking fund payment) or premium, if any, or interest on any Debentures) if the Trustee considers it in the interest of the Holders of the Debentures to do so.

SECTION 6.06.  Limitation on Suits.

     (a) Except as provided in Sections 6.07 and 6.13 hereof, no Holder of Debentures and no holder of Trust Preferred Securities of a Trust which is the Holder of all the Debentures of such series may pursue any remedy with respect to this Junior Indenture or the Debentures of such series unless:

          (1) the Holders of Debentures or the holders of such Trust Preferred Securities give to the Trustee written notice stating that an Event of Default with respect to the corresponding Debentures is continuing;

          (2) the Holders of at least 25% in aggregate principal amount of the Debentures of that series or the holders of at least 25% in aggregate liquidation preference of such Trust Preferred Securities make a written request to the Trustee to pursue a remedy;

          (3) the Holders of Debentures or the holders of such Trust Preferred Securities provide to the Trustee reasonable security and indemnity against any loss, liability or expense satisfactory to the Trustee;

          (4) the Trustee does not comply with the request within 60 days after receipt of the notice, the request and the offer of security and indemnity; and

          (5) during such 60 day period, the Holders of at least a majority in aggregate principal amount of the Debentures of that series or the holders of at least a majority in aggregate liquidation preference of such Trust Preferred Securities do not give the Trustee a direction inconsistent with the request.

In addition, no holder of Trust Preferred Securities of the Trust which is the Holder of that series of Debentures may pursue any remedy with respect to this Junior Indenture or the Debentures unless the above conditions have been complied with and the Property Trustee for such Trust has also failed to act for 60 days. In such a case, the Holders of at least 25% in aggregate liquidation preference of the such outstanding Trust

Preferred Securities may institute proceedings to pursue a remedy provided for herein.

     (b) A Holder of Debentures or a holder of Trust Preferred Securities may not use this Junior Indenture to prejudice the rights of another Debentureholder or a holder of Trust Preferred Securities or to obtain a preference or priority over another Debentureholder or holder of Trust Preferred Securities.

SECTION 6.07.  Rights of Holders to Receive Payment.

     Notwithstanding any other provision of this Junior Indenture, the right of any Holder to receive payment of the principal of and premium (if any) or interest on the Debentures held by such Holder, on or after the respective due dates expressed in the Debentures (in the case of interest, as the same may be extended pursuant to Section 4.01(b) hereof) or any Redemption Date, is absolute and unconditional and such right and the right to bring suit for the enforcement of any such payment on or after such respective dates shall not be impaired or affected adversely without the consent of such Holder.

SECTION 6.08.  Collection Suit by the Trustee.

     If an Event of Default described in Section 6.01(1) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any obligor on the Debentures for the whole amount owing with respect to the Debentures and the amounts provided for in Section 7.07 hereof.

SECTION 6.09.  The Trustee May File Proofs of Claim.

     (a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or its properties or assets, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (1) to file and prove a claim for the whole amount of the principal of and premium, if any, and interest on the Debentures and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

          (2) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section
     7.07 hereof.

     (b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.  Priorities.

     (a) If the Trustee collects any money pursuant to this Article 6, it shall, subject to Article 10 hereof, pay out the money in the following order:

     FIRST:    to the Trustee for amounts due under Section 7.07 hereof;

    SECOND:    to Holders of Debentures in respect of which or for the benefit of which such money has been collected for amounts due and unpaid on such Debentures for the principal amount, Redemption Price or interest, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on such Debentures; and

     THIRD:    the balance, if any, to the Company.

     (b) Except as otherwise set forth in the Debentures, the Trustee may fix a Record Date and payment date for any payment to Debentureholders pursuant to this Section 6.10.

SECTION 6.11.  Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Junior Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of Debentures or holder of Trust Preferred Securities pursuant to Section 6.07 hereof or a suit by Holders of Debentures of more than 10% in aggregate principal amount of the Debentures of any series or, if a series of Debentures is held by a Trust, the holders of more than 10% in aggregate liquidation preference of the Trust Preferred Securities of that Trust.

SECTION 6.12.  Waiver of Stay; Extension or Usury Laws.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the Company from paying all or any portion of the principal of or premium, if any, or interest on the Debentures as contemplated herein or affect the covenants or the performance by the Company of its obligations under this Junior Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 6.13.  Suits by Holders of Trust Preferred Securities.

     Notwithstanding anything else contained herein, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on Debentures held by a Trust on the date such interest or principal is otherwise payable, a holder of Trust Preferred Securities of such Trust may institute a direct action for payment against the Company after such respective due date and this Indenture may not be amended to remove the foregoing right to bring such a direct action without the prior written consent of all the Holders of such Trust Preferred Securities affected thereby. Notwithstanding any payment made to such holder of Trust Preferred Securities in connection with a direct action, the Company shall remain obligated to pay the principal of, premium on, if any, or interest on the Debentures held by such Trust or the relevant Property Trustee and shall be subrogated to the rights of the holders of such Trust Preferred Securities with respect to payments on such Trust

Preferred Securities to the extent of any payments made by the Company to such holder in any direct action.


                            ARTICLE 7.  THE TRUSTEE

SECTION 7.01.  Duties of the Trustee.

     (a) If an Event of Default occurs and is continuing with respect to the Debentures of any series, the Trustee shall exercise the rights and powers vested in it by this Junior Indenture with respect to that series and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (b) Except during the continuance of an Event of Default with respect to the Debentures of any series, (i) the Trustee need perform only those duties with respect to that series that are specifically set forth in this Junior Indenture or the TIA and no others; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Junior Indenture. However, in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Junior Indenture.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (1) this Section 7.01(c) does not limit the effect of Section 7.01(b) hereof;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

     (d) Every provision of this Junior Indenture that in any way relates to the Trustee is subject to Section 7.01(a), (b), (c) and (e) and Section 7.02 hereof.

     (e) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives security and indemnity reasonably satisfactory to it against any loss, liability or expense (including reasonable counsel fees).

     (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. Except as otherwise agreed in writing, the Trustee shall not be liable for interest on any money held by it hereunder.

SECTION 7.02.  Rights of the Trustee.

     (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate and an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel.

     (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

     (e) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Junior Indenture at the request or direction of any of the Holders pursuant to this Junior Indenture, unless such Holders shall have offered to the Trustee reasonable security and indemnity against the costs, expenses and liabilities (including reasonable counsel fees) which might be incurred by it in compliance with such request or direction.

     (g) The Trustee shall not be deemed to have notice of any Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event that is in fact such a default is received by the Trustee at the principal corporate trust office of the Trustee, and such notice references the applicable series of Debentures and this Indenture.

SECTION 7.03.  Individual Rights of the Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Debentures and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 hereof.

SECTION 7.04.  The Trustee's Disclaimer.

     The Trustee makes no representation as to the validity or adequacy of this Junior Indenture or the Debentures. The Trustee shall not be accountable for the Company's use of the proceeds from the Debentures, and the Trustee shall not be responsible for any statement in this Junior Indenture or the Debentures or any report or certificate issued by the Company hereunder or any registration statement relating to the Debentures (other than the Trustee's Certificate of Authentication and the Trustee's Statement of Eligibility on Form T-1), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

SECTION 7.05.  Notice of Defaults.

     If a Default occurs and is continuing with respect to the Debentures of any series and if it is known to the Trustee, the Trustee shall mail to each Holder of a Debenture of that series notice of the Default within 90 days after the occurrence thereof unless such Default shall have been cured or waived. Except in the case of a Default described in Section 6.01(1) hereof, the Trustee may withhold such notice if and so long as a committee of Trust Officers in good faith determines that the withholding of such notice is in the interests of the Holders of the Debentures of that series. The Trustee shall not be charged with knowledge of any Default (except in the case of a Default under Section 6.01(1) hereof) unless a responsible Trust Officer assigned to the Corporate Trust Department of the Trustee shall have actual knowledge of the Default. The second sentence of this Section 7.05 shall be in lieu of the proviso to TIA Section 315(b). Said proviso is hereby expressly excluded from this Junior Indenture, as permitted by the TIA.

SECTION 7.06.  Reports by Trustee to Holders.

     (a) Within 60 days after each May 31, beginning with the May 31 next following the date of this Junior Indenture, the Trustee shall mail to each Debentureholder, and such other holders that have submitted their names to the Trustee for such purpose, a brief report dated as of such May 31 in accordance with and to the extent required under TIA Section 313.

     (b) A copy of each report at the time of its mailing to Debentureholders shall be filed with the Company, the SEC and any securities exchange on which the Debentures are listed. The Company agrees to promptly notify the Trustee whenever the Debentures become listed on any securities exchange and of any listing thereof.

SECTION 7.07.  Compensation and Indemnity.

     (a) The Company agrees:

          (1) to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation, to the fullest extent permitted by applicable law, shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) to reimburse the Trustee upon its request for reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Junior Indenture (including the reasonable compensation and the expenses, and advances of its agents and counsel, provided that prior to any Event of Default, the Trustee shall only have one counsel at the same time), including all reasonable expenses and advances incurred or made by the Trustee in connection with any Event of Default or any membership on any creditors' committee, except any such expense or advance as may be attributable to its negligence, willful misconduct or bad faith; and

          (3) to indemnify the Trustee, its officers, directors and shareholders, for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee), incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     (b) Before, after or during an Event of Default with respect to the Debentures of a series, the Trustee shall have a claim and lien prior to the Debentures of that series as to all property and funds held by it hereunder for any amount owing it for its fees and expenses or any predecessor Trustee pursuant to this Section 7.07, except with respect to funds held by the Trustee or any Paying Agent in trust for the payment of principal of or premium, if any, or interest on particular Debentures pursuant to Section 2.06 or Section 8.01 hereof.

     (c) The Company's payment obligations pursuant to this Section 7.07 are not subject to Article 10 of this Junior Indenture and shall survive the discharge of this Junior Indenture. When the Trustee renders services or incurs expenses after the occurrence of a Default specified in Section 6.01 hereof, the compensation for services and expenses are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08.  Replacement of Trustee.

     (a) The Trustee may resign at any time, by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08. The Holders of at least a majority in aggregate principal amount of the Debentures at the time outstanding may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee, which shall be subject to the consent of the Company unless an Event of Default has occurred and is continuing. The Trustee shall resign if:

          (1) the Trustee fails to comply with Section 7.10 hereof;

          (2) the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or public officer takes charge of the Trustee or its property; or

          (4) the Trustee otherwise becomes incapable to act.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Junior Indenture. The successor Trustee shall mail a notice of its succession to Debentureholders. Subject to payment of all amounts owing to the Trustee under
Section 7.07 hereof and subject further to its lien under Section 7.07, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee. If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the Company, the resigning Trustee or the Holders of at least a majority in aggregate principal amount of the Debentures at the time outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (b) If the Trustee fails to comply with Section 7.10 hereof, any Debentureholder may petition any court of competent jurisdiction for its removal and the appointment of a successor Trustee.

SECTION 7.09.  Successor Trustee by Merger.

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

SECTION 7.10.  Eligibility; Disqualification.

     The Trustee shall at all times satisfy the requirements of TIA Sections 310(a) to the extent applicable. The Trustee (or any Affiliate thereof which has unconditionally guaranteed the obligations of the Trustee hereunder) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recently published annual report of condition. The Trustee shall comply with TIA Section 310(b). In determining whether the Trustee has conflicting interests as defined in TIA Section 310(b)(1), the provisions contained in the proviso to TIA Section 310(b)(1) and the Trustee's Statement of Eligibility on Form T-1 shall be deemed incorporated herein.

SECTION 7.11.  Preferential Collection of Claims Against the Company.

     If and when the Trustee shall be or become a creditor of the Company under TIA Section 311(a), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company contained in TIA Section 311 to the extent applicable.


   ARTICLE 8.  SATISFACTION AND DISCHARGE OF JUNIOR INDENTURE; DEFEASANCE OF
                     CERTAIN OBLIGATIONS; UNCLAIMED MONIES

SECTION 8.01.  Satisfaction and Discharge of Junior Indenture.

     (a) The Company shall be deemed to have paid, satisfied and discharged the entire indebtedness on any series of the Debentures outstanding on the date when all Debentures issued in such series not previously delivered to the Trustee for cancellation as provided herein have become due and payable and the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee or any Paying Agent as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Debentures of such series (1) cash (which may be held in a non-interest bearing account insured by the Federal Deposit Insurance Corporation), in the currency or currencies in which such Debentures are payable, in an amount, or (2) U.S. Government Obligations, maturing as to principal and interest at such times and in such amounts as will ensure the availability of cash, or (3) a combination thereof, sufficient to pay the principal of and premium, if any, and interest on all Debentures of such series then outstanding on the date of the deposit or to the Stated Maturity Date, as the case may be, provided that in the case of redemption, notice of redemption shall have been given or the Company shall have irrevocably instructed the Trustee to give such notice; and further provided that the following conditions shall have been met:

          (1) no Default or Event of Default with respect to the Debentures of such series has occurred and is continuing on the date of such deposit or occurs as a result of such deposit;

          (2) the Company has delivered to the Trustee an Officer's Certificate certifying that there does not exist (i) a default in the payment of all or any portion of any Senior Indebtedness or (ii) any other default affecting Senior Indebtedness permitting its acceleration as the result of which the maturity of Senior Indebtedness has been accelerated;

          (3) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the defeasance contemplated by this provision have been complied with; and

          (4) the Company has delivered to the Trustee an Opinion of Counsel to the effect that (A) the deposit shall not result in the Company, the Trustee or, if the Debentures of such series are held by a Trust, such Trust being deemed to be an "investment company" under the Investment Company Act of 1940, as amended, and (B) such deposit creates a valid trust in which the Holders of the Debentures of such series have the sole beneficial interest or that the Holders of the Debentures of such series have a nonavoidable first priority security interest in such trust.

Upon such deposit, provisions of this Junior Indenture with respect to such series of Debentures shall no longer be in effect (except as to (1) the rights of registration of transfer and exchange of Debentures of such series, (2) the replacement of apparently mutilated, defaced, destroyed, lost or stolen Debentures of such series, (3) the rights of the Holders of the Debentures of such series to receive payments of the principal thereof and premium, if any, and interest thereon, (4) the rights of the Holders of the Debentures of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, (5) the obligation of the Company to maintain an office or agency for payments on and registration of transfer of the Debentures of such series, (6) the rights, obligations and immunities of the Trustee hereunder, and (7) the obligations of the Company to the Trustee for compensation and indemnity under Section 7.07 hereof); and the Trustee shall, at the written request and expense of the Company, execute proper instruments acknowledging the same.

     (b) The Company shall be deemed to have paid, satisfied and discharged the entire indebtedness on any series of the Debentures outstanding when all Debentures issued in such series not previously delivered to the Trustee for cancellation as provided herein will become due and payable at their Stated Maturity Date within one year and shall be so deemed on the date the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee or any Paying Agent as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Debentures of such series (1) cash (which may be held in a non-interest bearing account insured by the Federal Deposit Insurance Corporation), in the currency or currencies in which such Debentures are payable, in an amount, or (2) U.S. Government Obligations, maturing as to principal and interest at such times and in such amounts as will ensure the availability of cash, or (3) a combination thereof, sufficient to pay the principal of and premium, if any, and interest on all Debentures of such series then outstanding on the date of the deposit or to the Stated Maturity Date, as the case may be, provided that in the case of redemption, notice of redemption shall have been given or the Company shall have irrevocably instructed the Trustee to give such notice; and further provided that the following conditions shall have been met:

          (1) no Default or Event of Default with respect to the Debentures of such series has occurred and is continuing on the date of such deposit or occurs as a result of such deposit or, insofar as Section 6.01(a)(3) or 6.01(a)(4) hereof is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be satisfied until the expiration of such period);

          (2) no event or condition shall exist that, pursuant to the provisions of Section 10.02, would prevent the Company from making payments of the principal of or interest on the date of such deposit or at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period):

          (3) the Company has delivered to the Trustee an Officer's Certificate certifying that there does not exist (i) a default in the payment of all or any portion of any Senior Indebtedness or (ii) any other default affecting Senior Indebtedness permitting its acceleration as the result of which the maturity of Senior Indebtedness has been accelerated;

          (4) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the defeasance contemplated by this provision have been complied with; and

          (5) the Company has delivered to the Trustee (i) either a private Internal Revenue Service ruling or, based upon a change in law since the date of this Indenture, an Opinion of Counsel, in either case, to the effect that the Holders of the Debentures of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount and in the manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, and (ii) an Opinion of Counsel to the effect that (A) the deposit shall not result in the Company, the Trustee or, if the Debentures of such series are held by a Trust, such Trust being deemed to be an "investment company" under the Investment Company Act of 1940, as amended, and (B) such deposit creates a valid trust in which the Holders of the Debentures of such series have the sole beneficial interest or that the Holders of the Debentures of such series have a nonavoidable first priority security interest in such trust.

Upon such deposit, provisions of this Junior Indenture with respect to such series of Debentures shall no longer be in effect (except as to (1) the rights of registration of transfer and exchange of Debentures of such series, (2) the replacement of apparently mutilated, defaced, destroyed, lost or stolen Debentures of such series, (3) the rights of the Holders of the Debentures of such series to receive payments of the principal thereof and premium, if any, and interest thereon, (4) the rights of the Holders of the Debentures of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, (5) the obligation of the Company to maintain an office or agency for payments on and registration of transfer of the Debentures of such series, (6) the rights, obligations and immunities of the Trustee hereunder, and (7) the obligations of the Company to the Trustee for compensation and indemnity under Section 7.07 hereof); and the Trustee shall, at the written request and expense of the Company, execute proper instruments acknowledging the same.

SECTION 8.02. Application by Trustee of Funds Deposited for Payment of Debentures; Miscellaneous.

     (a) Subject to Section 8.04 hereof, all monies deposited with the Trustee pursuant to Section 8.01 hereof shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Holders of the Debentures of the series for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such money need not be segregated from other funds except to the extent required by law.

     (b) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U. S. Government Obligations deposited pursuant to Section 8.01 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Debentures.

SECTION 8.03.  Repayment of Monies Held by Paying Agent.

     In connection with the satisfaction and discharge of this Junior Indenture, all monies then held by any Paying Agent under this Junior Indenture shall, upon demand of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

SECTION 8.04. Return of Monies Held by the Trustee and Paying Agent Unclaimed for Two Years.

     Any monies deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of and premium, if any, or interest on the Debentures of any series and not applied but remaining unclaimed for two years after the date when such principal, premium, if any, or interest shall have become due and payable shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid, upon written request, to the Company by the Trustee or such Paying Agent, and the Holders of such Debentures shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such monies shall thereupon cease.


                             ARTICLE 9.  AMENDMENTS

SECTION 9.01.  Without Consent of Holders.

     From time to time, when authorized by a resolution of the Board of Directors, the Company and the Trustee, without notice to or the consent of any Holders of the Debentures, may amend, waive or supplement this Junior Indenture:

            (i) to cure any ambiguity, defect or inconsistency;

           (ii) to comply with Article 5 hereof;

          (iii) to provide for uncertificated Debentures in addition to or in place of certificated Debentures;

           (iv) to comply with any requirement of the SEC in connection with the qualification of this Junior Indenture under the TIA; or

            (v) to set forth the terms and conditions, which shall not be inconsistent with this Junior Indenture, of any series of Debentures (other than the Series 1998 Debentures), that are to be issued hereunder and the form of Debentures of such series;

provided that any such action does not adversely affect the Holders of such Debentures and, in the case of the outstanding Debentures of a series then held by a Trust, any such action does not adversely affect the holders of the Trust Preferred Securities of that Trust.

SECTION 9.02.  With Consent of Holders.

     (a) The Company and the Trustee may amend or supplement this Junior Indenture in any manner not permitted by Section 9.01, or may waive future compliance by the Company with any provisions of this Junior Indenture, with the consent of the Holders of at least a majority in aggregate principal amount of the Debentures of each series affected thereby. Such an amendment or waiver may not, without the consent of each Holder of the Debentures affected thereby:

          (1) reduce the principal amount of such Debentures;

          (2) reduce the percentage of principal amount of such Debentures the Holders of which must consent to an amendment of this Junior Indenture or a waiver;

          (3) change the stated maturity of the principal of or the interest on or rate of interest of such Debentures; or

          (4) extend the time of payment of interest on such Debentures, except as provided herein;

provided that, in the case of the outstanding Debentures of a series then held by a Trust, (i) no such amendment shall be made that adversely affects the holders of the Trust Preferred Securities of that Trust, (ii) no termination of the Indenture may occur, and (iii) no waiver of any Event of Default with respect to the Debentures of that series or compliance with any covenant under this Indenture shall be effective, in each case without the prior consent of the holders of at least a majority of the aggregate liquidation preference of the outstanding Trust Preferred Securities of that Trust or the holder of each such Trust Preferred Security, as applicable.

     (b) A supplemental Junior Indenture that changes or eliminates any covenant or other provision of this Junior Indenture that has expressly been included solely for the benefit of one or more particular series of Debentures, or which modifies the rights of the Holders of Debentures of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Junior Indenture of the Holders of Debentures of any other series.

     (c) It shall not be necessary for the consent of the Holders of Debentures or holders of Trust Preferred Securities under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

     (d) If certain Holders agree to defer or waive certain obligations of the Company hereunder with respect to Debentures held by them, such deferral or waiver shall not affect the rights of any other Holder to receive the payment or performance required hereunder in a timely manner.

     (e) After an amendment or waiver under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notices, or any defect therein, shall not, however, in any way impair or affect the validity of such amendment or waiver.

SECTION 9.03.  Compliance with Trust Indenture Act.

     Every supplemental Junior Indenture executed pursuant to this Article 9 shall comply with the TIA.

SECTION 9.04.  Revocation and Effect of Consents; Waivers and Actions.

     (a) Until an amendment, waiver or other action by Holders becomes effective, a consent to it or any other action by a Holder of a Debenture hereunder is a continuing consent by the Holder and every subsequent Holder of that Debenture or portion of the Debenture that evidences the same obligation as the consenting Holder's Debenture, even if notation of the consent, waiver or action is not made on such Debenture. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Debenture or portion of the Debenture if the Trustee receives the notice of revocation before the consent of the requisite aggregate principal amount of such Debentures then outstanding has been obtained and not revoked. After an amendment, waiver or action becomes effective, it shall bind every Holder of the Debentures of the related series, except as provided in Section 9.02 hereof.

     (b) The Company may, but shall not be obligated to, fix a Record Date for the purpose of determining the Persons entitled to consent to any amendment or waiver. If a Record Date is fixed, then, notwithstanding the first two sentences of the immediately preceding paragraph, only Holders of Debentures or holders of Trust Preferred Securities, as applicable, on such Record Date or their duly designated proxies, and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be such after such Record Date. No such consent shall be valid or effective for more than 90 days after such Record Date.

SECTION 9.05.  Notation on or Exchange of Debentures.

     Debentures of the related series authenticated and made available for delivery after the execution of any supplemental Junior Indenture pursuant to this Article 9 may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental Junior Indenture. If the Company shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental Junior Indenture may be prepared and executed by the Company and authenticated and made available for delivery by the Trustee in exchange for outstanding Debentures.

SECTION 9.06.  Trustee to Execute Supplemental Junior Indentures.

     The Trustee shall execute any supplemental Junior Indenture authorized pursuant to this Article 9 if the supplemental Junior Indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, execute it. In executing such supplemental Junior Indenture the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer's Certificate and Opinion of Counsel stating that such supplemental Junior Indenture is authorized or permitted by this Junior Indenture.

SECTION 9.07.  Effect of Supplemental Junior Indentures.

     Upon the execution of any supplemental Junior Indenture under this Article 9, this Junior Indenture shall be modified in accordance therewith, and such supplemental Junior Indenture shall form a part of this Junior Indenture for all purposes and every Holder of Debentures of the related series theretofore or thereafter authenticated and made available for delivery hereunder shall be bound thereby.


                           ARTICLE 10.  SUBORDINATION

SECTION 10.01. Debentures Subordinated to Senior Indebtedness.

     Notwithstanding the provisions of Section 6.10 hereof or any other provision herein or in any Debenture, each of the Company and the Trustee and, by their acceptance thereof, the Holders of each series of Debentures (a) covenant and agree that all payments by the Company of the principal of and premium, if any, and interest on such series of Debentures (other than any series of Debentures which have been discharged pursuant to Article 8) shall be junior and subordinated in accordance with the provisions of this Article 10 to the prior payment in full, in cash or cash equivalents, of all amounts payable on, under or in connection with Senior Indebtedness, and (b) acknowledge that holders of Senior Indebtedness are or shall be relying on this Article 10.

SECTION 10.02. Priority and Payment of Proceeds in Certain Events; Remedies Standstill.

     (a) Upon any payment or distribution of the Company's assets, of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, or assignment for the benefit of creditors, marshaling of assets or bankruptcy, insolvency, debt restructuring or other similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, any amounts payable on, under or in connection with Senior Indebtedness (including any interest accruing on such Senior Indebtedness subsequent to the commencement of a bankruptcy, insolvency or similar proceeding) shall first be paid in full in cash, or payment provided for in cash or cash equivalents, before the Holders or the Trustee on behalf of the Holders or the holders of Trust Preferred Securities shall be entitled to receive from the Company any payment of principal of or premium, if any, or interest on any series of Debentures or distribution of any assets or securities.

     (b) No direct or indirect payment by or on behalf of the Company of principal of or premium, if any, or interest on any series of Debentures (other than any series of Debentures which has been discharged pursuant to Article 8), whether pursuant to the terms of such series of Debentures or upon acceleration or otherwise, shall be made if, at the time of such payment, there exists (i) a default in the payment of all or any portion of any Senior Indebtedness and the Trustee has received written notice thereof from the Company, from holders of Senior Indebtedness or from any trustee, representative or agent therefor, (ii) any other default affecting Senior Indebtedness as a result of which the maturity of Senior Indebtedness has been accelerated and the Trustee has received written notice from the Company, from holders of Senior Indebtedness or from any trustee, representative or agent therefor, or (iii) any judicial proceedings are pending with respect to any such defaults, and such default shall not have been cured or waived by or on behalf of the holders of such Senior Indebtedness.

     (c) If, notwithstanding the foregoing provisions prohibiting such payment or distribution, the Trustee or any

Holder shall have received any payment on account of the principal of or premium, if any, or interest on any series of Debentures when such payment is prohibited by this Section 10.02 and before all amounts payable on, under or in connection with Senior Indebtedness are paid in full in cash or cash equivalents, then and in such event (subject to the provisions of Section 10.08 hereof) such payment or distribution shall be received and held in trust for the holders of Senior Indebtedness and, at the written direction of the trustee, representative or agent for the holders of the Senior Indebtedness, shall be paid to the holders of the Senior Indebtedness remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in cash or cash equivalents.

     (d) Upon any payment or distribution of assets or securities referred to in this Article 10, the Trustee and the Holders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, and upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making any such payment or distribution, delivered to the Trustee for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.03. Payments Which May Be Made Prior to Notice.

     Nothing in this Article 10 or elsewhere in this Junior Indenture shall prevent (i) the Company, except under the conditions described in Section 10.02 hereof, from making payments of principal of or premium, if any, or interest on any series of Debentures or from depositing with the Trustee any monies for such payments, or (ii) the application by the Trustee of any monies deposited with it for the purpose of making such payments of principal of or premium, if any, or interest on such series of Debentures, to the Holders entitled thereto, unless at least one Business Day prior to the date when such payment would otherwise (except for the prohibitions contained in Section 10.02 hereof) become due and payable the Trustee shall have received the written notice provided for in
Section 10.02(b)(i) or (ii) hereof.

SECTION 10.04.  Rights of Holders of Senior Indebtedness Not To Be Impaired.

     (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time or in any way be prejudiced or impaired by any act, or failure to act, in good faith by any such holder, or by any noncompliance by the Company with the terms and provisions and covenants herein regardless of any knowledge thereof any such holder may have or otherwise be charged with.

     (b) The provisions of this Article 10 are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness. Notwithstanding anything to the contrary in this Article 10, to the extent any Holders or the Trustee have paid over or delivered to any holder of Senior Indebtedness any payment or distribution received on account of the principal of or premium (if any) or interest on any series of Debentures to which any other holder of Senior Indebtedness shall be entitled to share in accordance with
Section 10.02 hereof, no holder of Senior Indebtedness shall have a claim or right against any Holders or the Trustee with respect to any such payment or distribution or as a result of the failure to make payments or distributions to such other holder of Senior Indebtedness.

SECTION 10.05.  Trustee May Take Action to Effectuate Subordination.

     Each Holder of a Debenture, by such Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be required by the trustee, representative or agent for holders of Senior Indebtedness or by the Company to effectuate, as between the holders of Senior Indebtedness and the Holders, the subordination as provided in this Article 10 and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

SECTION 10.06.  Subrogation.

     (a) Upon the payment in full, in cash or cash equivalents, of all Senior Indebtedness, Holders of each series of Debentures shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Company made on such Senior Indebtedness until all series of Debentures shall be paid in full; and for the purposes of such subrogation, no payments or distributions to holders of such Senior Indebtedness of any cash property or securities to which Holders of any series of Debentures would be entitled except for this Article 10, and no payment pursuant to this
Article 10 to holders of such Senior Indebtedness by Holders of such series of Debentures, shall, as between the Company, its creditors other than holders of such Senior Indebtedness and such Holders of such series of Debentures, be deemed to be a payment by the Company to or on account of such Senior Indebtedness, it being understood that the provisions of this Article 10 are solely for the purpose of defining the relative rights of the holders of such Senior

Indebtedness, on the one hand, and such Holders of such series of Debentures, on the other hand.

     (b) If any payment or distribution to which Holders of any series of Debentures would otherwise have been entitled but for the provisions of this
Article 10 shall have been applied, pursuant to this Article 10, to the payment of all Senior Indebtedness then and in such case Holders of such series of Debentures shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay, in cash or cash equivalents, all such Senior Indebtedness in full.

SECTION 10.07.  Obligations of Company Unconditional; Reinstatement.

     (a) Nothing in this Article 10 or elsewhere in this Junior Indenture or in any Debenture is intended to or shall impair, as between the Company and Holders of any series of Debentures, the obligations of the Company, which are absolute and unconditional, to pay to such Holders the principal of and premium, if any, and interest on such series of Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of Holders of such series of Debentures and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder of such series of Debentures or holder of Trust Preferred Securities, as applicable, from exercising all remedies otherwise permitted by applicable law under this Junior Indenture, subject to the rights, if any, under this Article 10 of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

     (b) The failure to make a scheduled payment of principal of or premium, if any, or interest on any series of Debentures by reason of Section 10.02 shall not be construed as preventing the occurrence of an Event of Default under
Section 6.01 hereof; provided, however, that if (i) the conditions preventing the making of such payment no longer exist, and (ii) Holders of such series of Debentures are made whole with respect to such omitted payments, the Event of Default relating thereto (including any failure to pay any accelerated amounts) shall be automatically waived, and the provisions of this Junior Indenture shall be reinstated as if no such Event of Default had occurred.

SECTION 10.08. Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice.

     (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee in respect of any series of Debentures. Failure to give such notice shall not affect the subordination of the Debentures to Senior Indebtedness. Notwithstanding the provisions of this or any other provisions of this Indenture, the Trustee or Paying Agent shall not be charged with the knowledge of the existence of any default in the payment of all or a portion of any Senior Indebtedness or any other default affecting Senior Indebtedness as a result of which the maturity of the Senior Indebtedness has been accelerated, unless and until the Trustee or Paying Agent shall have received written notice thereof from the Company or one or more holders of Senior Indebtedness or from any trustee, representative or agent therefor or unless the Trustee or Paying Agent otherwise had actual knowledge thereof; and, prior to the receipt of any such written notice or actual knowledge of a responsible Trust Officer in the Corporate Trust Department of the Trustee or Paying Agent, the Trustee or Paying Agent may conclusively assume that no such facts exist.

     (b) Unless at least one Business Day prior to the date when by the terms of this Junior Indenture any monies are to be deposited by the Company with the Trustee or any Paying Agent for any purpose (including, without limitation, the payment of the principal of or premium, if any, or interest on any Debenture), the Trustee or Paying Agent shall have received with respect to such monies the notice provided for in Section 10.02 or a responsible Trust Officer in the Corporate Trust Department of the Trustee or Paying Agent shall have actual knowledge of default in the payment of all or a portion of any Senior Indebtedness or any other default affecting Senior Indebtedness as the result of which the maturity of the Senior Indebtedness has been accelerated, the Trustee or Paying Agent shall have full power and authority to receive and apply such monies to the purpose for which they were received. Neither of them shall be affected by any notice to the contrary, which may be received by either on or after such date. The foregoing shall not apply to the Paying Agent if the Company is acting as Paying Agent. Nothing in this Section 10.08 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by Section 10.02 hereof. The Trustee or Paying Agent shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of such Senior Indebtedness (or a trustee, representative or agent on behalf of such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee, representative or agent on behalf of any such holder. The Trustee shall not be deemed to have any duty to the holders (and shall be fully protected in relying upon such notice) of Senior Indebtedness.

SECTION 10.09.  Right of Trustee to Hold Senior Indebtedness.

     (a) The Trustee and any Paying Agent shall be entitled to all of the rights set forth in this Article 10 in respect of any Senior Indebtedness at any time held by them to the same extent as any other holder of such Senior Indebtedness, and nothing in this Junior Indenture shall be construed to deprive the Trustee or any Paying Agent of any of its rights as such holder.

     (b) Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

SECTION 10.10.  Reliance on Judicial Order or Certificate of Liquidating Agent.

     Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee, and the Holders of each series of Debentures shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of such series of Debentures, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.11.  Trustee Not Fiduciary for Holders of Senior Indebtedness.

     The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of such series of Debentures or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 10 or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article 10 and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.


                           ARTICLE 11.  MISCELLANEOUS

SECTION 11.01.  Trust Indenture Act Controls.

     If any provision of this Junior Indenture limits, qualifies or conflicts with the duties imposed by operation of subsection (c) of Section 318 of the TIA, the imposed duties shall control. The provisions of Sections 310 to 317, inclusive, of the TIA that impose duties on any Person (including provisions automatically deemed included in an Junior Indenture unless the Junior Indenture provides that such provisions are excluded) are a part of and govern this Junior Indenture, except as, and to the extent, they are expressly excluded from this Junior Indenture, as permitted by the TIA.

SECTION 11.02.  Notices.

     (a) Any notice, request or other communication required or permitted to be given hereunder shall be in writing and delivered, telecopied or mailed by first-class mail, postage prepaid, addressed as follows:

          if to the Company:

          Hawaiian Electric Company, Inc.
                900 Richards Street
                Honolulu, Hawaii  96813
                Facsimile No.:  (808) 543-7966
                Attention:  Treasurer

          if to the Trustee:

          The Bank of New York
                101 Barclay Street, 21st Floor
                New York, New York  10286
                Facsimile No.:  (212) 815-5915
                Attention:  Corporate Trust Trustee
                              Administration

     (b) The Company or the Trustee, by giving notice to the other, may designate additional or different addresses for subsequent notices of communications.

     (c) Any notice or communication given to a Debentureholder shall be mailed or delivered to the Debentureholder at the Debentureholder's address as it appears on the Securities Register of the Registrar and shall be sufficiently given if mailed within the time prescribed.

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

     (d) Failure to mail a notice or communication to a Debentureholder or any defect in it shall not affect its sufficiency with respect to other Debentureholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

     (e) If the Company mails a notice or communication to the Debentureholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent or co-Registrar.

SECTION 11.03.  Communication by Holders with Other Holders.

     Debentureholders may communicate, pursuant to TIA Section 312(b), with other Debentureholders with respect to their rights under this Junior Indenture or any series of Debentures. The Company, the Trustee, the Registrar, the Paying Agent, if any, and anyone else shall have the protection of TIA Section 312(c).

SECTION 11.04.  Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company to the Trustee to take any action under this Junior Indenture, the Company shall furnish to the Trustee:

            (i) an Officer's Certificate (complying with Section 11.05 hereof) stating that, in the opinion of such Officer, all conditions precedent to the taking of such action have been complied with; and

           (ii) if appropriate, an Opinion of Counsel (complying with Section
     11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent to the taking of such action have been complied with.

SECTION 11.05.  Statements Required in Certificate or Opinion.

     Each Officer's Certificate and Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Junior Indenture shall include:

            (i) a statement that each Person making such Officer's Certificate or Opinion of Counsel has read such covenant or condition;

           (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officer's Certificate or Opinion of Counsel are based;

          (iii) a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

           (iv) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with; provided, however, that with respect to matters of fact not involving any legal conclusion, an Opinion of Counsel may rely on an Officer's Certificate or certificates of public officials.

SECTION 11.06.  Severability Clause.

     If any provision in this Junior Indenture or in any series of Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.07.  Rules by Trustee, Paying Agent and Registrar.

     The Trustee may make reasonable rules for action by or for a meeting of Debentureholders. The Registrar and Paying Agent may make reasonable rules for their functions.

SECTION 11.08.  Legal Holidays.

     A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action to be taken on such date shall be taken on the next succeeding day that is not a Legal Holiday, and if such action is a payment in respect of any series of Debentures, unless otherwise specified pursuant to Section 2.01 hereof no principal, premium (if any) or interest installment shall accrue for the intervening period; except that if any interest payment is due on a Legal Holiday and the next succeeding day is in the next succeeding calendar year, such payment shall be made on the Business Day immediately preceding such Legal Holiday.

SECTION 11.09.  Governing Law.

     This Junior Indenture and each series of Debentures shall be governed by and construed in accordance with the internal laws of the State of New York.

SECTION 11.10.  No Recourse Against Others.

     No director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the

Company under the Debentures or this Junior Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Debenture, each Debentureholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of each series of Debentures.

SECTION 11.11.  Successors.

     All agreements of the Company in this Junior Indenture and Debentures shall bind its successors and assigns. All agreements of the Trustee in this Junior Indenture shall bind its successors and assigns.

SECTION 11.12.  Multiple Original Copies of this Junior Indenture.

     The parties may sign any number of copies of this Junior Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Any signed copy shall be sufficient proof of this Junior Indenture.

SECTION 11.13.  No Adverse Interpretation of Other Agreements.

     This Junior Indenture may not be used to interpret another Junior Indenture, loan or debt agreement of the Company or any subsidiary. Any such Junior Indenture, loan or debt agreement may not be used to interpret this Junior Indenture.

SECTION 11.14.  Table of Contents; Headings, Etc.

     The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Junior Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.15.  Benefits of this Junior Indenture.

     Except as otherwise expressly provided herein with respect to holders of Senior Indebtedness and holders of Trust Preferred Securities, nothing in this Junior Indenture or in any series of Debentures, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders of such series of Debentures, any benefit or any legal or equitable right, remedy or claim under this Junior Indenture.

                                   SIGNATURES


     IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Junior Indenture on behalf of the respective parties hereto as of the date first above written.


                              HAWAIIAN ELECTRIC COMPANY, INC.


                              By:  /s/ Paul Oyer
                                   --------------------------------
                                   Paul A. Oyer
                                   Financial Vice President
                                     and Treasurer


                              By:  /s/ Marvin A. Hawthorne
                                   --------------------------------
                                   Marvin A. Hawthorne
                                   Assistant Treasurer


                              THE BANK OF NEW YORK,
                              AS TRUSTEE


                              By:  /s/ T.C. Knight
                                   --------------------------------
                                   Name: Thomas Knight
                                   Title: Assistant Vice President

                                   EXHIBIT A

No. HE-1                                                             $31,546,400

                        HAWAIIAN ELECTRIC COMPANY, INC.
            7.30% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE,
                                  SERIES 1998


          Hawaiian Electric Company, Inc., a Hawaii corporation (the "Company", which term includes any successor corporation under the Junior Indenture hereinafter referred to), for value received, hereby promises to pay to The Bank of New York, as Property Trustee (the "Property Trustee") for, and for the benefit of, HECO Capital Trust II (the "Trust") or registered assigns, the principal sum of Thirty-One Million Five Hundred Forty-Six Thousand Four Hundred Dollars ($31,546,400) on December 15, 2028, or on such other date which may be established by the Company in accordance with the terms of said Junior Indenture but which may not, in any event, be a date earlier than December 15, 2003 or a date later than December 15, 2047, and to pay interest on said principal sum from December 15, 1998 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, quarterly in arrears on March 31, June 30, September 30 and December 31, commencing March 31, 1999 (each, an "Interest Payment Date"), at the rate of 7.30% per annum until the principal hereof shall have become due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full calendar month, interest will be computed on the basis of the actual number of days elapsed in such period. In the event that any Interest Payment Date is not a Business Day, then interest will be payable on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (without any reduction in interest or other payment in respect of such early payment), in each case with the same force and effect as if made on the date such payment was originally payable. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Junior Indenture, be paid to the Person in whose name this Debenture is registered at the close of business on the Regular Record Date for such interest installment, as more fully provided in the Junior Indenture. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Debenture is registered at the close of business on a Special Record Date to be fixed by the Trustee (as defined below) for the payment of such defaulted interest, notice whereof shall be given to the Holders of the Series 1998 Debentures not less than 7 calendar days prior to such Special Record Date, as more fully provided in the Junior Indenture.

          Payment of the principal of and interest on this Debenture will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. If this Debenture is not held by a depository or the Property Trustee, payment of any interest on this Debenture (other than on the Stated Maturity Date or Redemption
Date) shall be made at the office of the Trustee in the City of New York or at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made (i) by check mailed to the address of the person entitled thereto as such address shall appear in the Securities Register or (ii) by transfer to an account maintained by the person entitled thereto as specified in the Securities Register, provided that proper and timely written transfer instructions have been received by the Regular Record Date; provided, however, that at the request of a Holder of at least $10,000,000 aggregate principal amount of Series 1998 Debentures, interest on such Debentures will be payable by wire transfer within the continental United States in immediately available funds to the bank account number specified in writing by such Holder to the Registrar prior to the Regular Record Date.

          If this Debenture is not held by a depository or the Property Trustee, the principal amount hereof, any premium and any interest due on the Stated Maturity Date or a Redemption Date (other than an Interest Payment Date) will be paid only upon surrender of this Debenture at the principal corporate office of The Bank of New York, Paying Agent, in New York, New York, or at such other office or agency of the Paying Agent as the Company shall designate by written notice to the Holder of this Debenture.

          As long as this Debenture is held by the Property Trustee or if this Debenture is held by a depository, any payments of principal of and premium, if any, and interest on this Debenture will be made pursuant to the terms of the Junior Indenture.

          The indebtedness evidenced by this Debenture is, to the extent provided in the Junior Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Junior Indenture with respect thereto. The Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. The Holder of this Debenture, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Junior Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

          This Debenture is one of a duly authorized series of Debentures of the Company (herein sometimes referred to as the "Series 1998 Debentures"), specified in the Junior Indenture, limited in aggregate principal amount to $31,546,400, except if the Debenture Exchange has occurred, the aggregate principal amount may not exceed $51,546,400, issued under and pursuant to a Junior Indenture dated as of December 1, 1998 (the "Junior Indenture") executed and delivered between the Company and The Bank of New York, as trustee (the "Trustee"). The Series 1998 Debentures are initially being issued to the Trust, to be held on behalf of the Trust by its property trustee (the "Property Trustee"). Concurrently with the issuance of the Series 1998 Debentures, the Trust is issuing its trust securities, representing common and preferred undivided beneficial interests in the assets of the Trust and having an aggregate liquidation preference equal to the aggregate principal amount of the Series 1998 Debentures and of the Subsidiary Debentures issued by Hawaii Electric Light Company, Inc. ("HELCO") and Maui Electric Company, Limited ("MECO"), including the Trust's 7.30% Cumulative Quarterly Income Preferred Securities, Series 1998 (the "Trust Preferred Securities"). By the terms of the Junior Indenture, Debentures are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Junior Indenture provided. Reference is made to the Junior Indenture for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and Holders of the Debentures. Each term used in this Debenture which is defined in the Junior Indenture and not defined herein shall have the meaning assigned to it in the Junior Indenture.

          At the option of the Company, the Series 1998 Debentures are redeemable prior to maturity (i) at any time on or after December 15, 2003, in whole or in part, and (ii) if a Special Event shall occur and be continuing, in whole (but not in part), in each case at 100% of the principal amount thereof plus accrued and unpaid interest to the Redemption Date. A "Special Event" shall mean either a "Tax Event" or an "Investment Company Event." A "Tax Event" shall mean that the Company or the Trust shall have received an opinion of counsel (which may be regular counsel to the Company or an Affiliate, but not an employee thereof and which must be acceptable to the Property Trustee of the Trust), rendered by a law firm having a recognized federal and state tax and securities practice, to the effect that, as a result of a Tax Action, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of said opinion, subject to United States federal income tax with respect to income received or accrued on the Debentures, (ii) interest payable by the Company to the Trust on the 1998 Series Debentures or by MECO or HELCO to the Trust on its Subsidiary Debentures is not, or within 90 days of the date of said opinion will not be, deductible by such company, in whole or in part, for United States federal income tax purposes or (iii) the Trustee, or will be within 90 days of the date of said opinion, subject to more than a de minimis amount of other taxes, duties, or other governmental charges. A "Tax Action" includes (a) any amendment to or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States, or of any State or the District of Columbia, or of any political subdivision or taxing authority thereof or therein, (b) any administrative pronouncement or action that represents an official position (including a clarification of an official position) of the governmental authority or regulatory body making such administrative pronouncement or taking such action or (c) any judicial decision interpreting, clarifying or applying such laws or regulations, in each case that occurs or becomes effective on or after the date of original issuance of the Trust Preferred Securities. An "Investment Company Event" shall mean the receipt by the Company or the Trust of an opinion of counsel, rendered by a law firm having a recognized federal securities practice, to the effect that, as a result of the occurrence of a change in law or regulation or a change (including a prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Trust Preferred Securities.

          At least 30 days but not more than 60 days before the Redemption Date, the Trustee shall mail or caused to be mailed a notice of redemption by first-class mail, postage prepaid, to each Holder of Series 1998 Debentures to be redeemed.

          The Series 1998 Debentures shall not be subject to any sinking fund. Series 1998 Debentures in denominations larger than $25 may be redeemed in part but only in integral multiples of $25.

          In the event of redemption of this Debenture in part only, a new Series 1998 Debenture or Debentures for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          In case an Event of Default with respect to the Series 1998 Debentures occurs and is continuing, the principal of and interest on the Series 1998 Debentures may (and, in certain circumstances, shall) be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Junior Indenture.

          The Junior Indenture contains provisions for defeasance within one year of the Stated Maturity Date of the entire indebtedness of this Debenture upon compliance by the Company with certain conditions set forth therein.

          Subject to certain exceptions in the Junior Indenture which require the consent of every Holder, the Company and the Trustee may amend the Junior Indenture or may waive future compliance by the Company with any provisions of the Junior Indenture, with the consent of the Holders of at least a majority in aggregate principal amount of the Series 1998 Debentures if affected thereby, provided that if the Series 1998 Debentures are held by the Trust, no such amendment or waiver that adversely affects the holders of the Trust Preferred Securities shall be effective without the prior consent of the holders of at least a majority in aggregate liquidation preference of the outstanding Trust Preferred Securities. Subject to certain exceptions in the Junior Indenture, without the consent of any Debentureholder, the Company and the Trustee may amend the Junior Indenture to cure any ambiguity, defect or inconsistency, to bind a successor to the obligations of the Junior Indenture, to provide for uncertificated Debentures in addition to certificated Debentures, or to comply with any requirements of the

Debentures and the Securities and Exchange Commission in connection with the qualification of the Junior Indenture under the TIA, provided that any such action does not adversely affect the rights of any Debentureholder and, in the case of Series 1998 Debentures held by the Trust, the rights of any holder of Trust Preferred Securities. Amendments bind all Holders and subsequent Holders.

          No reference herein to the Junior Indenture and no provision of this Debenture or the Junior Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

          So long as no Event of Default with respect to the Series 1998 Debentures has occurred and is continuing, the Company shall have the right at any time and from time to time to extend the interest payment period of the Series 1998 Debentures for up to 20 consecutive quarters (the "Extension Period"), provided that no Extension Period shall extend beyond the Stated Maturity Date or Redemption Date of any Series 1998 Debenture. At the end of the Extension Period, the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Series 1998 Debentures, compounded quarterly, to the extent that payment of such interest is enforceable under applicable law). During such Extension Period and during any Extension Period with respect to the Subsidiary Debentures, subject to certain exceptions contained in the Junior Indenture, the Company may not, either directly or indirectly through a subsidiary, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to any of its Capital Stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of its debt securities (including other Debentures) that rank pari passu with or junior in interest to the Series 1998 Debentures, or (iii) make any guarantee payments with respect to any guarantee issued by the Company if such guarantee ranks pari passu with or junior in interest to the Series 1998 Debentures. Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such Extension Period, together with all such previous and further extensions, shall not exceed 20 consecutive quarters and shall not extend beyond the Stated Maturity Date or Redemption Date of any Series 1998 Debenture. At the termination of any such Extension Period and upon the payment of all amounts then due, the Company may elect to begin a new Extension Period, subject to the foregoing restrictions.

          Series 1998 Debentures are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Junior Indenture and subject to certain limitations therein set forth, this Debenture is exchangeable for a like aggregate principal amount of Series 1998 Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

          As provided in the Junior Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the Holder hereof upon surrender of this Debenture for registration of transfer at the office or agency of the Registrar accompanied by a written instrument or instruments of transfer in form satisfactory to the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series 1998 Debentures of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

          Prior to presentment for registration of transfer of this Debenture, the Company, the Trustee, any Paying Agent and any Registrar may deem and treat the Holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor any Registrar shall be affected by any notice to the contrary.

          No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Junior Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

          This Debenture shall not be valid until an authorized signatory of the Trustee manually signs and dates the Trustee's Certificate of Authentication below.

          This Debenture will be governed by and construed under the internal laws of the State of New York.

          IN WITNESS WHEREOF, the Company has caused this Debenture to be signed manually or by facsimile by its duly authorized officers and its corporate seal or a facsimile thereof to be affixed hereto or imprinted hereon.


                              HAWAIIAN ELECTRIC COMPANY, INC.


(SEAL)                        By:
                                  ----------------------------------
                                  Paul A. Oyer
                                  Financial Vice President
                                     and Treasurer


                              By:
                                  ----------------------------------
                                  Marvin A. Hawthorne
                                  Assistant Treasurer

                           TRUSTEE'S CERTIFICATE OF
                                AUTHENTICATION


THIS IS ONE OF THE DEBENTURES, OF THE SERIES
DESIGNATED, REFERRED TO IN THE WITHIN-MENTIONED JUNIOR
INDENTURE.


THE BANK OF NEW YORK, as Trustee


By:
    ----------------------------
    Authorized Signatory

Dated:
       -------------------------

                                ASSIGNMENT FORM


          To assign this Debenture, fill in the form below: (I) or (we) assign and transfer this Debenture to:

        _______________________________________________________________
            (Insert assignee's social security or tax I.D. number)

        _______________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ____________________ agent to transfer this Debenture on the books of the Securities Register. The agent may substitute another to act for him.



Dated: __________________     Signature: ______________________
                              (Sign exactly as your name appears on the other side of this Debenture)


Signature Guaranty: ____________________